EXHIBIT 10.13



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                                                                       EXECUTION
                                                                            COPY



                            RESTATED CREDIT AGREEMENT

                                   $90,000,000

                                      among

                             DI GIORGIO CORPORATION

                                   as Borrower

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 11.6 HEREOF,

                                   as Lenders,

                           BT COMMERCIAL CORPORATION,

                                    as Agent,

                                       and

                           DEUTSCHE BANK AG NEW YORK,
                                 as Issuing Bank

                          Dated as of November 15, 1999





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                                TABLE OF CONTENTS


ARTICLE 1.   Definitions.......................................................1
               1.1        General Definitions..................................2
1.2            Accounting Terms and Determinations............................18
1.3            Other Defined Terms............................................18

ARTICLE 2.   Conditions Precedent.............................................18

ARTICLE 3.   Revolving Loans..................................................19
3.1            Commitment and Delivery of Revolving  Notes....................19
3.2            Determination of Borrowing Base................................19
3.3            Borrowings of Revolving Loans..................................20
3.4            Mandatory Payment: Reduction of Commitments....................24
3.5            Payments and Computations......................................24
3.6            Maintenance of Account.........................................26
3.7            Statement of Account...........................................26
3.8            Taxes.     ....................................................26
3.9            Affected Lenders...............................................29
3.10           Sharing of Payments............................................30

ARTICLE 4.   Letters of Credit................................................30
4.1            Issuance of Letters of Credit..................................30
4.2            Terms of Letters of Credit.....................................31
4.3            Lenders' Participation.........................................31
4.4            Notice of Issuance.............................................32
4.5            Payment of Amount Drawn Under Letters of Credit................32
4.6            Payment by Lenders.............................................33
4.7            Nature of Issuing Bank's Duties................................33
4.8            Obligations Absolute...........................................34

ARTICLE 5.   Interest, Fees and Expenses......................................34
5.1            Interest on Eurodollar Rate Loans..............................34
5.2            Interest on Prime Rate Loans...................................35
               5.3        Notice of Continuation and Notice of Conversion.....35
5.4            Interest After Event of Default................................37
5.5            Reimbursement of Expenses......................................37
5.6            Unused Line Fee................................................37
5.7            Letter of Credit Fee.  ........................................38
5.8            Authorization to Charge Account................................38
5.9            Indemnification in Certain Events..............................38
5.10           Calculations...................................................39

ARTICLE 6.   Representations and Warranties...................................39
6.1            Organization and Qualification.................................39
6.2            Solvency   ....................................................40
6.3            Liens; Inventory...............................................40
6.4            No Conflict....................................................40

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6.5            Enforceability.................................................41
6.6            Financial Data.................................................41
6.7            Locations of Offices, Records and Inventory....................41
6.8            Fictitious Business Names......................................41
6.9            Subsidiaries...................................................42
6.10           No Judgments or Litigation.....................................42
6.11           No Defaults....................................................42
6.12           Labor Matters.  ...............................................42
6.13           Compliance with Law............................................43
6.14           ERISA.     ....................................................43
6.15           Compliance with Environmental or Other Laws....................44
6.16           Intellectual Property..........................................44
6.17           Licenses and Permits...........................................44
6.18           Title to Property..............................................44
6.19           Investment Company.............................................44
6.20           No Event of Default............................................45
6.21           Taxes and Tax Returns..........................................45
6.22           No Other Indebtedness..........................................45
6.23           Material Contracts.............................................45
6.24           Affiliate Transactions.........................................45
6.25           Accuracy and Completeness of Information.......................45
6.26           Recording Fees and Taxes.......................................46
6.27           No Change  ....................................................46

ARTICLE 7.   Affirmative Covenants............................................46
7.1            Reporting Information..........................................46
7.3            ERISA.     ....................................................48
7.4            Proceedings, Adverse Changes, or Other Events..................49
7.5            Environmental and Other Matters................................50
7.6            Books and Records..............................................51
7.7            Collateral Records.............................................52
7.8            Security Interests.............................................52
7.9            Insurance; Casualty Loss.......................................52
7.10           Taxes      ....................................................53
7.11           Compliance With Laws...........................................53
7.12           Use of Proceeds................................................53
7.13           Trademarks ....................................................53
7.14           Maintenance of Property........................................54
7.15           Further Assurances.............................................54
7.16           Puerto Rico Collections Received by Borrower...................54

ARTICLE 8.   Negative Covenants...............................................54
8.1            [ intentionally deleted].......................................54
8.2            Interest Coverage Ratio........................................55
8.3            [intentionally deleted]........................................55
8.4            Capital Expenditures...........................................55
8.5            No Additional Indebtedness.....................................56
8.6            No Liens.  ....................................................57
8.7            No Sale of Assets..............................................58

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8.8            No Corporate Changes...........................................59
8.9            No Guarantees..................................................59
8.10           No Restricted Payments.........................................60
8.11           No Investments.................................................61
8.12           No Affiliate Transactions......................................63
8.13           No Prohibited Transactions Under ERISA.........................63
8.14           No Additional Bank Accounts....................................64
8.15           No Excess Cash.................................................64
8.16           Material Amendments of Material Contracts......................65
8.17           Additional Negative Pledges....................................65
8.18           No Additional Subsidiaries.....................................65
8.19           Fiscal Year....................................................66

ARTICLE 9.   Events of Default and Remedies...................................66
9.1            Events of Default..............................................66
9.2            Acceleration and Cash Collateralization........................68
9.3            Remedies   ....................................................68

ARTICLE 10.   The Agent.......................................................69
10.1           Appointment of Agent...........................................70
10.2           Nature of Duties of Agent......................................70
10.3           Lack of Reliance on Agent......................................70
10.4           Certain Rights of the Agent....................................71
10.5           Reliance by Agent..............................................71
10.6           Indemnification of Agent.......................................71
10.7           The Agent in its Individual Capacity...........................72
10.8           Holders of Notes...............................................72
10.9           Successor Agent................................................72
10.10          Collateral Matters.............................................73
10.11          Actions with Respect to Defaults...............................74
10.12          Delivery of Information........................................74

ARTICLE 11.   Miscellaneous...................................................74
11.1           SUBMISSION TO JURISDICTION; WAIVERS............................74
11.2           JURY TRIAL ....................................................75
11.3           GOVERNING LAW..................................................75
11.4           Delays:  Partial Exercise of Remedies..........................75
11.5           Notices    ....................................................76
11.6           Assignability..................................................76
11.7           Confidentiality................................................78
11.8           Indemnification................................................79
11.9           Entire Agreement: Successors and Assigns.......................80
11.10          Amendments, Etc................................................80
11.11          Nonliability of Agent and Lenders..............................80
11.12          Independent Nature of Lenders' Rights..........................81
11.13          Counterparts...................................................81
11.14          Effectiveness..................................................81
11.15          Severability...................................................81
11.16          Headings Descriptive...........................................81

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11.17          Maximum Rate...................................................81
11.18          Right of Setoff................................................82
11.19          No Novation....................................................82

ANNEXES
               Annex I     - List of Lenders and Commitment Amounts

EXHIBITS  [GRAPHIC OMITTED]
          Exhibit A       -   Form of Revolving Note
          Exhibit B       -   Form of Blocked Account Agreement
          Exhibit C       -   Form of Compliance Certificate
          Exhibit D       -   Form of Borrowing Base Certificate
          Exhibit E       -   Form of Borrower's Counsel's Legal Opinion
          Exhibit F       -   Form of Notice of Borrowing
          Exhibit G       -   Form of Pledge Agreement
          Exhibit H       -   Form of Security Agreement
          Exhibit I       -   Form of Assignment and Assumption Agreement
          Exhibit J       -   Form of Local Counsel Opinion Regarding UCC Issues
          Exhibit K       -   Form of Notice of Continuation
          Exhibit L       -   Form of Notice of Conversion
          Exhibit M       -   Form of Letter of Credit Request
          Exhibit N       -   Form of Acknowledgement Agreement
          Exhibit O       -   Form of Landlord's Waiver and Consent
          Exhibit P       -   Form of Solvency Certificate
          Exhibit Q       -   Form of Concentration Account Agreement

SCHEDULES
          Schedule A  - Closing Document List
          Schedule B  - Disclosure Schedule


DSN:54248.4

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     THIS RESTATED CREDIT  AGREEMENT is dated as of November 15, 1999,  among DI
GIORGIO CORPORATION, a Delaware corporation (the "Borrower"), and each of those financial institutions identified as Lenders on Annex I (together with each of their successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders"), BT COMMERCIAL CORPORATION ("BTCC"), acting in the manner and to the extent described in Article 10 hereof (in such capacity, the "Agent") and DEUTSCHE BANK AG NEW YORK, as issuer of letters of credit (in such capacity, the "Issuing Bank").

                              W I T N E S S E T H :

     WHEREAS, the Borrower, certain of the Lenders, the Agent and Bankers Trust Company, the predecessor-in-interest to the Issuing Bank, entered into a Credit Agreement dated as of February 10, 1993 (the "Initial Agreement");

     WHEREAS, the Initial Agreement has been amended pursuant to thirteen separate amendments entered into by the parties, the latest such amendment, Amendment No. 13, having been entered into on and dated as of August 1, 1999;

     WHEREAS, for convenience, the parties desire to set forth the terms of the Initial Agreement, as amended through the date hereof, in one document, without intending any novation of the Initial Agreement, as so amended, or the indebtedness incurred pursuant thereto.

     NOW, THEREFORE, the Initial Agreement, as amended through the date hereof, is restated to read in its entirety as follows:

     "WHEREAS, the Borrower wishes to obtain a revolving credit facility to provide for the Borrower's ongoing working capital and general business requirements;

     WHEREAS, the Borrower wishes to obtain a letter of credit facility to provide for the Borrower's ongoing letter of credit requirements; and

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to (i) make loans and advances to the Borrower and (ii) purchase participations in letters of credit issued by the Issuing Bank for the account of the Borrower, and the Issuing Bank is willing to issue letters of credit for the account of the Borrower;

     NOW, THEREFORE, the Borrower, the Lenders, the Issuing Bank and the Agent hereby agree as follows:

ARTICLE 1.   Definitions.


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     1.1 General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

Accounts shall mean all of the Borrower's accounts, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Borrower's sales of goods or rendition of services made under any of the Borrower's trade names or styles, or through any of the Borrower's divisions; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrower with respect to any such accounts receivable or account debtors; and (v) guarantees or collateral for any of the foregoing.

Acknowledgement Agreements shall mean any acknowledgement agreements of lessors of real property on which Inventory is located and the acknowledgement agreements of any warehouseman or processor in possession of Inventory, in each case acknowledging the Liens and security interests of the Agent on behalf of the Lenders and providing the Agent access to such Inventory for purposes of liquidation, in the form of Exhibit N or Exhibit O.

Adjusted Eurodollar Rate shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

Adjusted Net Income shall mean, in any fiscal period, Net Income plus or minus (as the case may be) losses or gains from extraordinary items and from sales of assets, other than sales of Inventory in the ordinary course of business.

Affiliate shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with, the Borrower or any Subsidiary or any Person who is a director or senior officer of the Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise.

Applicable Margin shall mean 1.625% in the case of Eurodollar Rate Loans and zero in the case of Prime Rate Loans.


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Assignment  and  Assumption  Agreement  shall mean an assignment  and assumption agreement entered into by an assigning Lender and an assignee Lender, and accepted by the Agent, in accordance with Section 11.6, in the form of Exhibit I.

Auditors shall mean a nationally-recognized firm of independent public accountants selected by the Borrower and reasonably satisfactory to the Agent. As of the date hereof, the accounting firm of Deloitte & Touche is satisfactory to the Agent.

Benefit Plan shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) for which the Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

Blocked  Account  Agreement shall have the meaning given to such term in Section
3.5 hereof.

Blocked Account Bank shall have the meaning given to such term in Section 3.5 hereof.

Borrowing shall mean a borrowing of Loans of the same Type made on the same day by the Lenders.

Borrowing Base shall mean the amount calculated from time to time in accordance with clause (ii) (A) through (B) of Section 3.2 hereof.

Borrowing Base Certificate  shall have the meaning given to such term in Section
7.1 hereof.

BT Account shall have the meaning given to such term in Section 3.5 hereof.

Budget shall mean a projection of the expected financial condition and results of operations of the Borrower, on a consolidated basis (including, but not limited to, a projected consolidated balance sheet, statement of operations, and statement of cash flows), made as of the beginning of the Borrower's fiscal year, for the ensuing periods covered by such projection, which Budget shall be prepared with not less than the detail provided in and shall be consistent with the format of the projections of the Borrower's financial performance for the fiscal year ending January 2, 2000, prepared by the Borrower and delivered to the Agent and the Lenders prior to the Closing Date.

Business Day shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in U.S. Dollar deposits in the London (England, U.K.) interbank market.

Capitalized Lease Obligations shall mean all rental obligations which are required, in accordance with GAAP, to be capitalized on the balance sheet of the obligor thereon, in each case taken at the amount thereof and accounted for as indebtedness in accordance with GAAP.


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Capital Expenditures shall mean, with respect to any Person, for any period, all expenditures capitalized for financial statement purposes in accordance with GAAP, including without duplication the entire principal amount of any debt (including Capitalized Lease Obligations) assumed or incurred in connection with any such expenditures. For the purpose of this definition, the purchase price of replacement equipment which is acquired simultaneously with the trade-in of existing equipment owned by the Borrower or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the amount of the credit granted at such time by the seller of such replacement equipment, or the amount of such proceeds, as the case may be.

Cash Equivalents shall mean (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by a U.S. federal or state chartered commercial bank of recognized standing, which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc.; (iii) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in (ii) above; (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through
(iv) above; and (vi) other instruments, commercial paper or investments acceptable to the Agent in its sole discretion.

Casualty Loss shall have the meaning given to such term in Section 7.9 hereof.

Closing shall mean the making of the initial loan or advance by the Lenders to the Borrower under this Credit Agreement.

Closing Date shall mean November 15, 1999.

Closing  Document List shall mean the Closing Document List attached as Schedule
A.

Collateral shall mean (i) Accounts and Inventory and (ii) Documents of Title and General Intangibles relating to Accounts and Inventory, as set forth in the Security Agreement.

Collateral Documents shall mean the Security Agreement and the Acknowledgement Agreements.

Commitment of any Lender shall mean the Revolving Credit Commitment of such Lender.

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Concentration  Account  shall have the meaning given to such term in Section 3.5 hereof.

Concentration  Account  Agreement  shall have the meaning  given to such term in
Section 3.5 hereof.

Continuation shall have the meaning given to such term in Section 5.3 hereof.

Convert, Conversion and Converted each shall refer to a conversion of Loans of one Type into Loans of another Type pursuant to Section 5.3.

Covered Taxes shall have the meaning given to such term in Section 3.8 hereof.

Credit Agreement shall mean this Restated Credit Agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

Credit Documents shall mean, collectively, this Credit Agreement, the Revolving Notes, the Letters of Credit, each of the Collateral Documents (other than the Acknowledgement Agreements) and all other documents, agreements, instruments, opinions and certificates executed and delivered by, on behalf of, or for the benefit of the Borrower or any of its Affiliates, or by which any of them may be bound, in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

Credit Parties shall mean, collectively, the Borrower and any of its Affiliates which are parties to or which are bound by or obligated under any of the Credit Documents.

Customer Notes shall mean the promissory notes executed in favor of the Borrower by its customers or related Persons evidencing loans and advances made from time to time by the Borrower to or for the benefit of such customers, and any amendments or modifications thereto, and any replacements or renewals thereof.

Default shall mean an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

Defaulting  Lender  shall have the  meaning  given to such term in  Section  3.3 hereof.

Depositary Account shall have the meaning given to such term in Section 3.5 hereof.

Disbursement Accounts shall have the meaning given to such term in Section 3.3 hereof.

Documents of Title shall mean all of the Borrower's now existing and future warehouse receipts, bills of lading, shipping documents, chattel paper and similar documents, all whether negotiable or not.


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                                        5

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DOL  shall  mean  the  United  States  Department  of  Labor  and any  successor department or agency.

Domestic Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Annex I, as such annex may be amended from time to time.

EBITDA shall mean, in any fiscal period, Adjusted Net Income plus the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, of the Borrower, on a consolidated basis, for such period, all determined in accordance with GAAP.

Eligible Accounts Receivable shall mean the aggregate face amount of the Borrower's Accounts that conform to the warranties and standards for eligibility contained herein, less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature relating to such Accounts (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves, limits and deductions set forth below or as otherwise provided in this Credit Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

          (a) it arises out of a sale made by the Borrower to an Affiliate; or

          (b) the Account is unpaid more than 45 days from the invoice date relating thereto; or

          (c) it is from the same account debtor (or any affiliate thereof) and fifty percent (50%) or more, in face amount, of all Accounts from such account debtor (or any affiliate thereof) are ineligible pursuant to (b) above; or

          (d) the Account, when aggregated with all other Accounts of such account debtor, exceeds (i) ten percent (10%) in face value of all Accounts of the Borrower then outstanding, (other than Accounts described in the following clause) or (ii) twenty percent (20%) in face value of all Accounts of the Borrower then outstanding and with respect to which any of The Great Atlantic and Pacific Tea Company, or any of its affiliates, are obligated, in the case of each of clauses (i) and (ii) of this paragraph (d), to the extent of such excess; provided, however, that Accounts supported or secured by letters of credit shall be excluded for purposes of the calculation under this subsection
(d), and provided further that account debtors which purchase Inventory through Associated Food Stores, Inc. shall be treated as separate and independent account debtors; or

          (e) (i) the account debtor is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor, unless such account debtor has executed a no-offset letter in form and substance acceptable to the Agent, (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Borrower, which has not been resolved, to the extent

DSN:54248.4
                                        6

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of the  amount of such  dispute  or claim,  or (iii) the  Account  otherwise  is subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

          (f) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, declared itself to be insolvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless the payment of Accounts from such account debtor is secured in a manner satisfactory to the Agent or, if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

          (g) the Account arises from sales to account debtors outside the continental United States, except for sales (i) to account debtors domiciled in Puerto Rico, up to a maximum amount of $5,000,000 in the aggregate for all such Accounts outstanding at any one time; (ii) on guaranty or acceptance terms, in each case determined by the Agent in its commercially reasonable judgment to be acceptable, (iii) supported by letters of credit issued by banks or other financial institutions, and on terms, in each case acceptable to the Agent or
(iv) otherwise approved by and acceptable to the Agent; or

          (h) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (i) the Agent determines in its commercially reasonable judgment that such Account is reasonably likely not to be paid; or

          (j) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.3727 et seq.); or

          (k) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or


DSN:54248.4
                                        7

          (l) the Account does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended; or

          (m) the Agent does not have a valid and perfected first priority security interest in such Account.

     In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts as the Borrower shall request and that the Agent approves in its commercially reasonable judgment in advance in writing.

Eligible Inventory shall mean (A) the gross amount of the Borrower's Inventory, valued at the lower of average weighted cost (on a FIFO basis) or market, which
(i) is owned solely by the Borrower and with respect to which the Borrower has good, valid and marketable title; (ii) is stored on property that is either (a) owned or leased by the Borrower or (b) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property (provided that, with respect to Inventory stored on property leased by the Borrower, the Borrower shall have delivered in favor of the Agent an Acknowledgement Agreement executed by the Lessor of such property, and, with respect to Inventory stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Agent an Acknowledgement Agreement executed by such warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of Agent except, with respect to Eligible Inventory stored at sites described in clause (ii)(b) above, for Liens for normal and customary warehouseman charges; (iv) is located in the United States; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties and standards for eligibility contained herein; (B) less any Inventory returned or rejected by the Borrower's customers that are determined by the Borrower to be unsalable in the ordinary course of business and Inventory in transit to third parties (other than to the Borrower's agents or warehousemen that comply with clause (A)(ii)(b) above); (C) less any reserves otherwise required by the Agent pursuant to Section 3.2(b) hereof; (D) less any Inventory which has a shelf life of 30 days or less from the date such Inventory is acquired by the Borrower; and
(E) less any Inventory  that the Agent  determines to be ineligible  pursuant to
Section 3.2(b) hereof. In addition to the foregoing, Eligible Inventory shall include such items of the Borrower's Inventory as the Borrower shall request and that the Agent approves in its commercially reasonable judgment in advance in writing.

Environmental Law shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 300(f) et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et

DSN:54248.4
                                        8
seq.; Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., and any state and local counterparts or equivalents thereof.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect.

ERISA Affiliate shall mean any entity required at any relevant time to be aggregated with the Borrower or any subsidiary under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

Eurodollar Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

Eurodollar Rate shall mean, with respect to the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the arithmetical average of the offered quotations, if any, by first class banks in the Eurodollar market to Deutsche Bank AG New York for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (New York City time) two (2) Business Days prior to the commencement of such Interest Period.

Eurodollar  Rate Loan shall  mean a Loan that  bears  interest  as  provided  in
Section 5.1 hereof.

Event(s) of Default shall have the meaning provided for in Article 9 of this Credit Agreement.

Existing Advances shall mean the loans, investments and advances between the Borrower and its Subsidiaries in existence as of the date set forth in and as described on Schedule B.

Expenses shall mean all present and future reasonable expenses incurred by or on behalf of the Agent in connection with the Credit Agreement or any Credit Document, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, reasonable counsel fees (including the allocated cost of internal counsel), all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to insufficient funds of deposited checks, collateral examination fees and expenses, fees and expenses of accountants, appraisers or other experts or advisors retained by the Agent, costs and expenses incurred by the Agent (both in its capacity as Agent and as a Lender) in connection with the primary syndication of the Loans (which may include both sales by way of assignment and sales by way of participation), fees, costs and expenses, of whatever kind and nature (including any taxes, reasonable attorneys' fees or costs for insurance of

DSN:54248.4
                                        9
any kind), which the Agent may incur with respect to the Collateral or the obligations: in filing public notices; in preparing or filing financing statements or other documents; in protecting, maintaining, or preserving the collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with the Borrower or any of the Subsidiaries under this Credit Agreement or any other Credit Document, and all expenses, costs and fees set forth in Article 5 of this Credit Agreement.

Expiration Date shall mean June 30, 2004.

Federal Funds Rate shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

Fees shall mean, collectively, the Unused Line Fee, the Letter of Credit Fees and any other fees payable by the Borrower to the Lenders or the Agent pursuant to or in connection with this Credit Agreement.

Financial Statements shall mean the consolidated (and, to the extent requested by the Agent, consolidating) balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Borrower and its Subsidiaries for the period specified prepared in accordance with GAAP and consistent with prior practices.

Financials shall have the meaning given to such term in Section 6.6 hereof.

Foreign Lender shall mean any Lender organized under the laws of a jurisdiction outside of the United States.

Funding Bank shall have the meaning given to such term in Section 5.9 hereof.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

General Intangibles shall mean all of the Borrower's present and hereafter acquired or created general intangibles, and shall include all choses in action and all causes of action, all settlement rights in respect thereof, and all other intangible personal property of the Borrower of every kind and nature (other than Accounts and Trademarks) now owned or hereafter acquired or created by the Borrower, including, without limitation, contract rights, corporate or other business records, inventions, patents, patent applications, trade secrets, goodwill, registrations, copyrights, licenses, franchises, computer

DSN:54248.4
                                       10
software, customer lists, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and the proceeds thereof.

Hazardous Materials shall mean (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformer or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

Highest Lawful Rate shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents to which the Borrower is a party), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

Indebtedness shall mean any indebtedness of the Borrower or any Subsidiary, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes (including, but not limited to, the Revolving Notes), debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), if and to the extent any such indebtedness would appear as a liability upon a consolidated balance sheet prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, the guaranty of any items included in this definition (but only to the extent, as of the date of determination thereof, of the amount of the then outstanding indebtedness so guaranteed), but shall not include any trade debt incurred in the ordinary course of business, or bonds issued in the ordinary course of business to secure obligations under workmen's compensation, social security or similar laws.

Interest Expense shall mean the aggregate interest expense of the Borrower on a consolidated basis in respect of Indebtedness, determined in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness, the interest portion of any deferred payment obligation and the interest component of any capital lease obligations, all to the extent included in interest expense in accordance with GAAP.

DSN:54248.4
                                       11

Interest Period shall mean for any Eurodollar Rate Loan the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower, in an appropriate Notice of Continuation or Notice of Conversion, may select; provided, however, that the Borrower may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

Interest Rate Agreement shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or beneficiary.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all final or temporary rules and regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect to the extent such rules, regulations or rulings are effective and applicable hereto.

Internal Revenue Service or IRS shall mean the United States Internal Revenue Service and any successor agency.

Inventory  shall  mean  all  of  the  Borrower's  inventory,  including  without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease; and (iii) all goods returned or repossessed by the Borrower.

Inventory Sublimit shall mean the maximum allowable amount of Revolving Loans made with respect to Eligible Inventory, which amount shall be the lesser of (i) $38,500,000 and (ii) fifty-five percent (55%) of the Borrowing Base then in effect, provided, however, that for no more than 120 days (whether or not consecutive) in each fiscal year, such percentage shall be increased at the Borrower's request to sixty percent (60%) of the Borrowing Base then in effect.

Investment shall mean any purchase or acquisition of stock or Indebtedness of any Person, or any direct or indirect advance, loan, other extension of credit, capital contribution or transfer of property to any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall equal, as of the date of determination thereof, the amount of the then outstanding indebtedness, liability or other obligation to the extent so guaranteed; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or

DSN:54248.4
                                       12
otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

Issuing Bank shall mean Deutsche Bank AG New York or other banking or financial institution issuing Letters of Credit that is acceptable to the Agent which shall issue a Letter of Credit for the account of the Borrower.

Issuing  Bank Fees shall  have the  meaning  given to such term in  Section  5.7 hereof.

Lender shall have the meaning provided in the preamble to this Credit Agreement.

Letter of Credit Fees shall mean the fees payable to the Agent for the benefit of the Agent and the Lenders by the Borrower under and pursuant to Section 5.7 of this Credit Agreement.

Letter of Credit Obligations shall mean, at any time, without duplication, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, plus
(iii) the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in Section 4.3 for which the Borrower has not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

Letter of Credit  Request  shall have the meaning  given to such term in Section
4.4 hereof.

Letters of Credit shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by an Issuing Bank the account of the Borrower and all amendments, renewals, extensions or replacements thereof.

Lien(s) shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.

Line of Credit shall mean the aggregate revolving credit line extended by the Lenders to the Borrower for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to $90,000,000 as such revolving credit line may be reduced from time to time in accordance with Section 3.4 hereof.

Loans shall mean the Revolving Loans made from time to time hereunder.

Majority Lenders shall mean, at any time, those Lenders then owed or holding in the aggregate a percentage equal to at least fifty-one percent (51%) of the sum of the then existing aggregate unpaid principal amount of the Loans, the then existing aggregate face amount of outstanding Letters of Credit and the then existing aggregate undrawn amount of the Line of Credit.


DSN:54248.4
                                       13

Material Adverse Effect shall mean a material adverse effect on (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (ii) the Borrower's ability to perform its obligations under the Credit Documents to which it is a party, or (iii) the ability of the Agent and/or the Lenders to enforce rights and remedies of the Lenders hereunder.

Material Contract shall mean any written contract or other written arrangement (other than any of the Credit Documents), to which the Borrower or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto has or is reasonably likely to have a Material Adverse Effect.

Multiemplover Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six
(6) years was, contributed to by the Borrower, any Subsidiary or any ERISA Affiliate or (ii) with respect to which the Borrower or any Subsidiary may incur any liability.

Net Income shall mean, for any fiscal period, the net income of the Borrower on a consolidated basis, as reflected on the Financial Statements of the Borrower for such period.

New Senior Notes shall mean the Borrower's ten percent (10%) senior unsecured notes due ten years after issuance in the aggregate principal amount of up to $155 million, issued pursuant to the New Senior Note Indenture.

New Senior Note Indenture shall mean that certain Indenture, dated as of June 20, 1997, between the Borrower and the Bank of New York, as Trustee, pursuant to which the New Senior Notes were issued.

Notice of Borrowing shall have the meaning given to such term in Section 3.3 hereof.

Notice of Continuation shall have the meaning given to such term in Section 5.3 hereof.

Notice of Conversion shall have the meaning given to such term in Section 5.3 hereof.

Obligations shall mean the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Notes, any reimbursement obligation or indemnity of the Borrower on account of Letters of Credit or any accommodation extended with respect to applications for Letters of Credit and all other obligations and liabilities of the Borrower to the Agent, the Issuing Bank or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, and any other Credit Document to which the Borrower is a party, and each other obligation and liability, whether direct or indirect, absolute or

DSN:54248.4
                                       14
contingent, due or to become due, or now existing or hereafter incurred, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent, the Issuing Bank or the Lenders) that are required to be paid by the Borrower to the Lenders, the Agent or the Issuing Bank pursuant to the terms of the Credit Agreement or any of the other Credit Documents.

Other Taxes shall have the meaning given to such term in Section 3.8 hereof.

PBGC shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

Plan shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by the Borrower or any Subsidiary, or with respect to which the Borrower or any Subsidiary may incur liability.

Prime Lending Rate shall mean the rate which Deutsche Bank AG New York announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank AG New York may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

Prime Rate Loan shall mean a Loan that bears interest as provided in Section 5.2 hereof.

Proportionate Share shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate of all of the Revolving Credit Commitments.

Purchase Money Liens shall mean liens on any item of real or personal property (other than Inventory) acquired after the Closing Date, provided that: (i) each such lien shall attach only to the property to be acquired; (ii) a description is furnished to the Agent for any property so acquired, the purchase price of which is greater than $500,000; and (iii) the debt incurred in connection with such acquisitions shall not exceed the amount of the purchase price of such items of real or personal property (other than Inventory) then being financed.


Reduced Rate shall have the meaning given to such term in Section 3.8(e) hereof, relating to backup withholding tax.


DSN:54248.4
                                       15

Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

Release shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

Reportable Event shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder, other than such events with respect to which the 30-day notice requirement has been expressly waived under such regulations or has been expressly waived in writing by the DOL or its staff members.

Required Lenders shall mean, at any time, those Lenders then owed or holding in the aggregate a percentage equal to at least sixty-seven percent (67%) of the sum of the then existing aggregate unpaid principal amount of the Loans, the then existing aggregate face amount of outstanding Letters of Credit and the then existing aggregate undrawn amount of the Line of Credit.

Restricted Subsidiaries shall mean, collectively, W R Activities Corp., a New York corporation and Rose Trucking Corp., a New Jersey corporation.

Retiree Health Plan shall mean an "employee welfare benefit plan" within the meaning of Section 3(l) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

Revolving Credit Commitment of any Lender shall mean the amount set forth opposite such Lender's name on Annex I, as such annex may be amended from time to time, under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to the terms of this Credit Agreement.

Revolving Loan Account shall have the meaning given to such term in Section 3.1 hereof.

Revolving Loans shall have the meaning given to such term in Section 3.2 hereof, any of which Loans may be a Eurodollar Rate Loan or a Prime Rate Loan.

Revolving Note shall mean a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender or acquired by such Lender from another Lender pursuant to Section 11.7 hereof.

Rolling Stock shall mean the Borrower's trucks, vehicles, transportation and warehouse equipment, and other rolling stock.


DSN:54248.4
                                       16

Security Agreement shall mean the License and Security Agreement, dated as of February 10, 1993, between the Agent and the Borrower, in the form attached as Exhibit H.

Settlement  Period  shall have the  meaning  given to such term in  Section  3.3 hereof.

Subordinated Indebtedness shall mean Indebtedness of the Borrower (i) the terms, conditions, rates of interest, representations, warranties, covenants, events of default and other provisions of which are satisfactory to the Agent and the Required Lenders and (ii) the right to repayment of which is junior and subordinate to the prior payment and satisfaction in full, in cash, of the Borrower's Obligations, by means of a subordination agreement or pursuant to subordination provisions, in either case in form and substance reasonably satisfactory to the Agent and the Required Lenders.

Subsidiary shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

Tax Transferee shall have the meaning given to such term in Section 3.8 hereof.

Taxes shall have the meaning given to such term in Section 3.8 hereof.

Termination Event shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA;
(iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan;
(v) any event or condition that is reasonably likely to (a) constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

Trademarks shall mean all present and hereafter acquired or created tradenames, trademarks and service marks owned or used by the Borrower, including without limitation all Trademarks registered by the Borrower with the U.S. Patent and Trademark Office, or with respect to which such registration is or may be pending.


DSN:54248.4
                                       17

Type shall mean, with respect to any Loan, whether such Loan is a Eurodollar Rate Loan or a Prime Rate Loan.

Unused Availability shall mean, at any time of determination, after taking into account all Loans made and to be made, and all Letters of Credit issued and to be issued, on or before the close of business on the date of such determination, the excess of (i) the lesser of the Borrowing Base or the Line of Credit, over
(ii) the sum of the unpaid principal amount of the outstanding Loans and Letter of Credit Obligations.

Unused Line Fee shall have the meaning given to such term in Section 5.6 hereof.

     1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Sections 8.1 through 8.4 hereof shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section
7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If the Borrower shall change its method of inventory accounting from the weighted average cost, on a first-in first-out method to the last-in-first-out method, all calculations necessary to determine compliance with the financial covenants herein shall be made as if such method of inventory accounting had not been so changed.

     1.3 Other Defined Terms. Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of New York (the "Code") shall have the meanings given them in the Code. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Annex, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified.

ARTICLE 2. Conditions Precedent. The obligation of the Lenders to make any Loan hereunder, and the obligation of the Issuing Bank to issue any Letter of Credit hereunder, are subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of any such Loan or the issuance of any such Letter of Credit, the conditions precedent hereinafter set forth, and, in addition to the foregoing, the obligation of the Lenders to make the initial Loan hereunder is subject to the receipt by the Agent and the Lenders, on or before the Closing Date, of each of the agreements,

DSN:54248.4
                                       18
opinions, reports, approvals, consents, certificates, financial information, and other documents set forth on the Closing Document List attached as Schedule A:

          (a) The representations and warranties contained in this Credit Agreement and in each other Credit Document to which the Borrower is a party shall be true and correct in all material respects on and as of the date of such Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) No event shall have occurred and be continuing, or would result from such Loan or the issuance of any Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement;

          (c) No Material Adverse Effect shall have occurred and be continuing; and

          (d) With respect to the issuance of any Letter of Credit, none of the events set forth in Section 4.1 hereof has occurred and is continuing or would result from the issuance of such Letter of Credit.

ARTICLE 3.   Revolving Loans.

     3.1 Commitment and Delivery of Revolving Notes. On the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower at any time or from time to time on or after the Closing Date and before the Expiration Date, such Lender's Proportionate Share of the Revolving Loans as may be requested or deemed requested by the Borrower. The Borrower hereby agrees to execute and deliver to each of the Lenders a Revolving Note, in the form of Exhibit A attached, to evidence the maximum Revolving Loan which may be extended to the Borrower by such Lender. The actual principal amount outstanding under the Revolving Notes at any time shall equal and be determined in accordance with the then outstanding principal balance in the Revolving Loan account established by the Agent on its books in the Borrower's name (the "Revolving Loan Account"), absent manifest error.

     3.2 Determination of Borrowing Base.

          (a) Loans and advances to the Borrower hereunder (each a "Revolving Loan"; collectively the "Revolving Loans") shall not in the aggregate exceed the lesser of:

               (i) the Line of Credit then in effect minus the Letter of Credit Obligations; and

               (ii) the amount then equal to:


DSN:54248.4
                                       19

                    (A)  eighty   percent   (80%)  of  the   Eligible   Accounts
Receivable, plus

                    (B) sixty percent (60%) of the Eligible Inventory, minus

                    (C) the Letter of Credit Obligations,

provided that at no time may the aggregate loans made against the Eligible Inventory of the Borrower exceed the Inventory Sublimit. The amount calculated from time to time in accordance with clause (ii) (A) and (B) above is hereinafter referred to as the "Borrowing Base."

          (b) The Agent at any time, in the exercise of its commercially reasonable judgment, on not less than ten (10) days prior written notice to the Borrower, shall be entitled to (i) establish or increase reserves against Eligible Accounts Receivable and Eligible Inventory of the Borrower, (ii) reduce the advance rates hereunder and (iii) increase the standards of eligibility hereunder, to reflect the Agent's assessment of the performance of the Collateral and general credit considerations then affecting the Borrower. With the prior written consent of the Required Lenders the Agent may increase the advance rates under this Credit Agreement. The Agent may, but shall not be required to, rely on each Borrowing Base Certificate and any other schedules or reports delivered to the Agent in connection herewith, in determining the then eligibility of Accounts Receivable and Inventory; and reliance thereon by the Agent from time to time shall not be deemed to limit the right of the Agent to revise advance rates or standards of eligibility as provided in this Section 3.2(b).

     3.3 Borrowings of Revolving Loans.

          (a) Other than as provided in subsection 3.3(b), Borrowings shall be made on notice from the Borrower to the Agent, given not later than 12:00 noon (New York City time) on the Business Day on which the proposed Borrowing consisting of Prime Rate Loans is requested to be made and on the third Business Day prior to the date of any proposed Borrowing consisting of Eurodollar Rate Loans is requested to be made.

               (i) Each Notice of Borrowing shall be given by either telephone or facsimile transmission, and, if by telephone, confirmed in writing, in the form attached as Exhibit F (the "Notice of Borrowing"). Each Notice of Borrowing shall be irrevocable by and binding on the Borrower.

               (ii) In its Notice of Borrowing, the Borrower may request one or more Borrowings on a single day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type. Each Borrowing consisting of Eurodollar Rate Loans shall be in an aggregate amount for all Lenders of not less than $4,000,000 or an integral multiple of $100,000 in excess thereof, and each Borrowing consisting of Prime Rate Loans shall be in an aggregate amount for all Lenders of not less than $250,000. The right of the Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 5.3(c).

DSN:54248.4
                                       20

               (iii) The Agent shall give to each Lender prompt notice of each Notice of Borrowing by telephone or by facsimile transmission. No later than 3:00 P.M. New York City time on the date of receipt of each Notice of Borrowing (unless such Notice of Borrowing specifies the Closing Date as the date of Borrowing, in which case no later than 11:00 A.M. New York City time on the Closing Date), each Lender will make available for the account of its applicable lending office set forth on Annex I, to the Agent at the address of the Agent set forth on Annex I, in immediately available funds, its Proportionate Share of such Borrowing requested to be made. Unless the Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent at the end of the Settlement Period (as defined below) and the Agent may, in reliance upon such assumption, make available the amount of the Borrowing to be provided by such Lender.

               (iv) Provided that the conditions set forth in Article 2 hereof for such Borrowing are fulfilled, the Agent will make such funds available to the Borrower at the account specified by the Borrower in such Notice of Borrowing.

          (b) The Borrower has informed the Agent that from time to time it may open and maintain with various depositary institutions (each a "Disbursement Bank") one or more checking accounts (each a "Disbursement Account") for the purpose of paying trade payables, and other operating expenses. The Lenders hereby instruct the Agent, and so long as the conditions for Borrowing in
Article 2 remain satisfied, the Agent, on behalf of the Lenders may make, but shall not be required to make, Revolving Loans to cover checks written by (and other disbursements of) the Borrower on the Disbursement Accounts. Advice from a Disbursement Bank of amounts required to cover checks written on, or other disbursements from, the Disbursement Account maintained by the Borrower with such Disbursement Bank will be deemed sufficient notice of Borrowing. Such Borrowings shall be of Prime Rate Loans only and will not be subject to the minimum amount requirement of subsection 3.3(a)(ii).

          (c) In order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, so long as the conditions for Borrowing in Article 2 remain satisfied, the Agent may make, but shall not be required to make available, on behalf of the Lenders, the full amount of all Revolving Loans requested or deemed requested by the Borrower pursuant to subsections 3.3(a) and 3.3(b), without in either event the requirement of giving each Lender prior notice of the proposed Borrowing pursuant to subsection 3.3(a)(iii).

               (i) If the Agent shall have advanced Revolving Loans on behalf of the Lenders, as provided in this subsection 3.3(c), the amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. (New York City time) on the Business Day immediately preceding the date of each computation; provided,

DSN:54248.4
                                       21
however, that the Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Agent and received by the Lenders prior to 12:00 Noon (New York City time) each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. (New York City time) on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Lenders after 12:00 Noon (New York City time), each Lender shall make such transfers no later than 3:00 P.M. (New York City time) on the next succeeding Business Day. If at the end of any Settlement Period, the amount of a Lender's Proportionate Share of the Revolving Loans is more than such Lender's Proportionate Share of the Revolving Loans at the end of the previous Settlement Period, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of the increase; and, on the other hand, if the amount of a Lender's Proportionate Share of the Revolving Loans at the end of any Settlement Period is less than the amount of such Lender's Proportionate Share of Revolving Loans at the end of the previous Settlement Period, the Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Proportionate Shares of the outstanding Revolving Loans.

               (ii) To the extent that the Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of Revolving Loans by the Borrower, the Agent may apply such amounts repaid directly to the amounts made available by the Agent pursuant to this subsection 3.3(c).

               (iii) Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be payable by the Borrower and allocated by the Agent to each Lender (including the Agent) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender (including the Agent) during each Settlement Period and shall accrue from and including the date such Loans are advanced by the Agent to but excluding the date such Loans are repaid by the Borrower in accordance with Section 3.4 or actually settled by the applicable Lender as described in this Section 3.3.

               (iv) The Agent may advance funds as described in this Section 3.3 so long as the Agent shall not have received prior to such Borrowing: (A) an officers' certificate from the Borrower under Section 7.1 indicating the existence of a Default or Event of Default which shall not have been waived by the Majority Lenders pursuant to Section 9.2 hereof, or (B) a Notice of Borrowing stating that the conditions to the making of the requested Loans have not been satisfied,

DSN:54248.4
                                       22
unless the Majority Lenders shall have determined otherwise, or (C) a written notice from the Majority Lenders, received by the Agent on or before 10:00 A.M. (New York City time) on the date of the proposed Borrowing, that the conditions to such Borrowing have not been satisfied.

          (d) If the amounts described in this Section 3.3 are not in fact made available to the Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than five Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 5.1 or
Section 5.2 hereof. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (e) The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          (f) The Revolving Loans made by each Lender shall be evidenced by Revolving Notes with appropriate insertions as to the date and principal amount, payable to the order of each Lender.

          (g) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article 5 hereof, on outstanding Revolving Loans for each day during which such Lender has in fact funded such Revolving Loans with its own cash (as opposed to any portion of such Revolving Loans, the entire principal amount of which has been funded by the Agent with its own cash on behalf of all Lenders, until the Agent has been reimbursed therefor pursuant to Section 3.3(c) hereof).

          (h) Notwithstanding the obligation of the Borrower to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from the Borrower or its agents. The Agent's records of the terms of any

DSN:54248.4
                                       23
telephonic Notices of Borrowing shall be conclusive on the Borrower and the Lenders in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

          (i) Notwithstanding anything contained herein to the contrary, so long as any Lender shall be in default in its obligation to fund its Proportionate Share of any Loan or shall have rejected its Commitment, then for purposes of voting or consenting to matters with respect to the Credit Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Commitment, and the aggregate unpaid principal amount of such Lender's Loans, shall be deemed to be zero (0), unless and until (x) the Loans and all interest thereon have been paid in full, (y) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Section 3.3, to the applicable party, if any, interest on the amount of funds that such Lender failed to timely fund or (z) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable. No Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any Lender.

     3.4 Mandatory Payment: Reduction of Commitments.

          (a) The aggregate balance of Revolving Loans and all Letter of Credit Obligations outstanding at any time in excess of the Borrowing Base, as reflected in the most recent Borrowing Base Certificate delivered by the Borrower pursuant to Section 7.1(e) and accepted by the Agent, shall be immediately due and payable without the necessity of any demand.

          (b) On the Expiration Date, the Revolving Credit Commitment of each Lender shall automatically reduce to zero and may not be reinstated.

          (c) The Borrower may reduce the Line of Credit, in whole or in part, at any time and from time to time without premium or penalty; provided, however, that each such reduction must be in an amount not less than $1,000,000 (and in increments of $100,000 thereafter); and provided, further, that if the Borrower seeks to reduce the Line of Credit to an amount less than $25,000,000, then the Line of Credit shall be reduced to zero, and the Revolving Credit Commitment shall be terminated.

     3.5 Payments and Computations.

          (a) The Borrower shall make each payment hereunder and under the Revolving Notes not later than 2:00 P.M. (New York City time) on the day when due. Payments made directly by the Borrower shall be in U.S. Dollars to the Agent at its address referred to in Section 11.5 hereof in immediately available funds. Not later than one Business Day after such payment has been made, the Agent will cause to be distributed like funds relating to the payment of principal, interest, Fees or Expenses (other than amounts payable to the Agent to reimburse the Agent and the Issuing Bank for fees and expenses payable solely to them pursuant to Article 5 hereof) or Expenses ratably to the Lenders, and like funds relating to the payment of any other amount payable to such Lender, in each case to be distributed and applied in accordance with the terms of this
Section 3.5. The Borrower's

DSN:54248.4
                                       24
obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section 3.5 or if not timely paid, may be added to the principal amount of the Revolving Loans outstanding.

          (b) All amounts received by the Borrower from any account debtor with respect to Accounts shall upon receipt be deposited into a Depositary Account (as defined below).

               (i) The Borrower and the Agent shall enter into (a) three-party agreements each in the form of Exhibit B (the "Blocked Account Agreements") with certain financial institutions selected by the Borrower and acceptable to the Agent (the "Blocked Account Banks") and (b) a three-party agreement in the form of Exhibit Q hereto (the "Concentration Account Agreement") with Deutsche Bank AG New York.

                    (A) The Blocked Account Agreements shall provide, among other things, for the following:

               (1) The Agent will open an account at each Blocked Account Bank (each a "Depositary Account").

               (2) All receipts received in the Depository Account shall be transferred at the end of each day to the Concentration Account (as defined below).

          (c) Upon the terms and subject to the conditions set forth in the Blocked Account Agreements, all available amounts held in the Depositary Accounts shall be wired each Business Day into the account established pursuant to the Concentration Account Agreement (the "Concentration Account"), and, subject to the terms and conditions of the Concentration Account Agreement, all available funds in the Concentration Account shall be transferred on every Business Day to an account (the "BT Account") maintained by the Agent at Deutsche Bank AG New York; provided, that, at any time after the occurrence of a Default or an Event of Default, the Agent may, unless otherwise instructed by the Majority Lenders, transmit good funds received in the Concentration Account to the Disbursement Accounts and any funds not so transmitted to the Disbursement Accounts may be transferred to the BT Account and applied at the end of each day as set forth in Section 3.5(d) below.

          (d) The Agent shall direct all funds received in the BT Account during each day to reduce the then principal balance of the Revolving Loans, or, after the occurrence and during the continuance of (i) a Default arising solely from the failure to pay any interest when due hereunder, to pay all accrued but unpaid interest, first, all Fees and Expenses, second, and all principal, third, or (ii) any other Default or any Event of Default, to pay all Fees and Expenses, accrued but unpaid interest, or principal, in any order determined by the Agent in its sole discretion.

          (e) After the occurrence and during the continuance of an Event of Default, the Borrower hereby authorizes each Lender to charge from time to time against any or all of the

DSN:54248.4
                                       25

Borrower's accounts with such Lender any of the Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Agent thereof and make such arrangements as the Agent shall request to share the benefit thereof in accordance with Section
3.10 hereof.

     3.6 Maintenance of Account. The Agent shall maintain an account on its books in the name of the Borrower in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, the Letter of Credit Obligations and with any other Obligations, including any and all costs, expenses and attorney's fees which the Agent may incur in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against the Borrower or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement or the Accounts, or any Obligations owing to the Agent or the Lenders by the Borrower. The Borrower will be credited, in accordance with Section 3.5 above, with all amounts received by the Agent or the Lenders from the Borrower or from others for the Borrower's account, including, as above set forth, all amounts received by the Agent in payment of Accounts. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to the Accounts.

     3.7 Statement of Account. After the end of each month the Agent shall send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders and the Borrower during that month. Absent manifest error, the monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated among the Borrower, the Agent and the Lenders.

     3.8 Taxes.

          (a) Any and all payments by the Borrower hereunder, under the Revolving Notes or under the Letters of Credit to or for the benefit of any Lender which has complied with Section 3.8(e), the Issuing Bank or the Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender, the Issuing Bank or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, the Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each such Lender, the Issuing Bank or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of its applicable lending or other office or any political subdivision thereof, (iii) in the case of each such Lender, the Issuing Bank and the Agent, any Taxes that are in effect and that would apply to a payment to such Lender,

DSN:54248.4
                                       26
the Issuing Bank or Agent, as applicable, as of the Closing Date, and (iv) if any Person acquires any interest in this Credit Agreement, any Revolving Note or Letter of Credit pursuant to the provisions hereof, or a Foreign Lender or the Agent changes the office in which the Loan is made, accounted for or booked (any such person, or such Foreign Lender or the Agent in that event, being referred to as a "Tax Transferee") , any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Revolving Note or under any Letter of Credit to or for the benefit of any Lender, the Issuing Bank or the Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 3.8) such Lender, the Issuing Bank, the Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents to which the Borrower is a party, (ii) from the transfer of the rights of the Lender under any Credit Documents to which the Borrower is a party, to any transferee other than any voluntary transfer of any such rights by any Lender or (iii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Credit Documents (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender, the Issuing Bank, the Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) other Taxes, and (iii) any Taxes (other than covered Taxes imposed by any jurisdiction on amounts payable under this Section 3.8) paid by such Lender, the Issuing Bank or the Agent or such Tax Transferee, as the case may be. Payment of this indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or the Agent or Tax Transferee certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Lender, the Issuing Bank or Agent or Tax Transferee in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties.

          (d) Within 30 days after having received a receipt of Covered Taxes or Other Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 11.5, the original or a certified copy of a receipt evidencing payment thereof.

          (e) On or before the Closing Date, each Foreign Lender shall deliver to the Agent and the Borrower (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such

DSN:54248.4
                                       27

Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding or other applicable tax. Each such Foreign Lender shall also deliver to the Agent and the Borrower two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes or such withholding imposed at the Reduced Rate, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Initial Funding Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W8 or W-9, establishing an exemption from United States backup or other applicable withholding tax.

          (f) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States acquires an interest in this Credit Agreement or any Revolving Note or a Foreign Lender changes the office through which Loans are made, accounted for or booked, the transferor, or the applicable Foreign Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective date of such acquisition or change, as the case may be, it will deliver to the Borrower and the Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Credit Agreement and the Revolving Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate; and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding or other applicable tax. Each Tax Transferee that delivers to the Borrower and the Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change

DSN:54248.4
                                       28
in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrower and the Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding or other applicable tax.

          (g) If any Taxes for which the Borrower would be required to make payment under this Section 3.8 are imposed, the Lender, the Issuing Bank or the Agent, as the case may be, shall use its reasonable efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender, the Issuing Bank or Agent be otherwise disadvantageous to such Lender, the Issuing Bank or Agent, as the case may be.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.8 shall survive the payment in full of the Obligations.

     3.9 Affected Lenders. If the Borrower is obligated to pay to any Lender any amount under Sections 3.8 or 5.9 hereof in excess of any such amounts payable to the other Lenders, the Borrower may, if no Default or Event of Default then exists, replace such Lender with another lender or lenders reasonably acceptable to the Agent, and such Lender hereby agrees to be so replaced subject to the following:

          (a) The obligations of the Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

          (b) The replacement Lender shall be a bank or other financial institution that is not subject to the increased costs arising under Section 3.8 which may have effectuated the Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Agent such documentation satisfactory to the Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of
Section 11.7 hereof, with a Commitment equal to those of the Lender being replaced and shall make a Loan or

DSN:54248.4
                                       29

Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced;

          (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender;

          (d)  The  Agent  shall   reasonably   cooperate  in  effectuating  the
replacement of any Lender under this Section 3.9, but at no time shall the Agent be obligated to initiate any such replacement; and

          (e) Any Lender replaced under this Section 3.9 shall be replaced at the Borrower's sole cost and expense and at no cost or expense to the Agent or any of the Lenders.

     3.10 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in Letters of Credit in excess of its Proportionate Share of payments on account of the Loans or Letters of Credit obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

ARTICLE 4.   Letters of Credit

     4.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, the Issuing Bank shall issue Letters of Credit hereunder at the request of the Borrower and for its account, as more specifically described below. The Issuing Bank shall not be obligated to issue any Letter of Credit for the account of the Borrower if at the time of such requested issuance:


DSN:54248.4
                                       30

          (a) The face amount of such requested Letter of Credit when added to the Letter of Credit Obligations then outstanding, would cause the Letter of Credit Obligations to exceed (i) $20,000,000 or (ii) when added to the aggregate amount of Revolving Loans and all Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans and Letter of Credit obligations to exceed the lesser of (x) the Line of Credit and (y) the Borrowing Base then in effect;

          (b) Any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request the Issuing Bank to refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect or scheduled to take effect as of the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the Closing Date and which the Issuing Bank deems in good faith to be material to it; or

          (c) A default of any Lender's obligations to fund under Section 4.6 exists, or such Lender is a Defaulting Lender under Section 3.3(d), unless the Agent and the Issuing Bank have entered into satisfactory arrangements with the Borrower to eliminate the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.

     4.2 Terms of Letters of Credit. The Letters of Credit shall be in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. In no event may the term of any standby Letter of Credit issued hereunder exceed 365 days (except that such Letters of Credit may provide for annual renewal) nor the term of any documentary Letter of Credit exceed 120 days, and all Letters of Credit issued hereunder shall expire no later than the date that is five (5) Business Days prior to the Expiration Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five (5) days prior to the Expiration Date. Notwithstanding the foregoing, a Letter of Credit may have an expiry date subsequent to the Expiration Date if such Letter of Credit contains such terms and conditions as are satisfactory to the Agent and the Lenders.

     4.3 Lenders' Participation. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Section 4.1, and with respect to each Existing Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Proportionate Share (based upon its Revolving Credit Commitment) of the liability with respect to all such Letters of Credit

DSN:54248.4
                                       31

(including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank
Fees) and any security therefor or guaranty pertaining thereto.

     4.4 Notice of Issuance. (i) whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Agent a written notice no later than 1:00 P.M. (New York City time) at least three (3) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit M (a "Letter of Credit Request"). The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of
Section 4.1(a). Prior to the date of issuance of each Letter of Credit, the Borrower shall provide to the Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which if presented by such beneficiary on or prior to the expiration date of the Letter of Credit would require the Issuing Bank to make payment under the Letter of Credit. The Issuing Bank, in its reasonable judgment, may require changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date on which such draft is presented. A Letter of Credit Request may be given in writing or electronically and, if requested by the Agent, with prompt confirmation in writing. Any electronic Letter of Credit Request shall be deemed to have been prepared by, or under the supervision of the Chief Financial Officer of the Borrower. The Agent shall promptly provide the aforementioned Letter of Credit Request, document description and proposed text of certification to the Issuing Bank.

     4.5 Payment of Amount Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Agent, which shall notify the Borrower of such request, not later than 11:00 a.m. on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrower shall give notice to be received by the Agent and the Issuing Bank not later than 1:00 p.m. on such Business Day if it intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans. Such notice from the Borrower shall be irrevocable and, if given, the Borrower shall reimburse the Issuing Bank not later than the close of business (New York City time) on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Agent shall not have timely received such notice (i) the Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent to make Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in Article 2 hereof and the other terms and conditions of Borrowings contained in this Credit Agreement, the Lenders shall, on the date of such drawing, make Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall be obligated to and shall reimburse the

DSN:54248.4
                                       32

Issuing Bank, on the business day (under the laws of the jurisdiction of the Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 5.2 hereof.

     4.6 Payment by Lenders. In the event that the Borrower does not reimburse the Issuing Bank for the amount of any drawing pursuant to Section 4.5, the Agent shall promptly notify each Lender of the reimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 P.M. (New York City time) on the business day (under the laws of the jurisdiction of the Issuing Bank) after the date notified by the Agent. In the event that any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this
Section 4.6, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for three Business Days and thereafter at the Prime Rate. The Agent or the Issuing Bank shall distribute to each other Lender which has paid all amounts payable by it under this Section 4.6 with respect to any Letter of Credit issued by the Issuing Bank such other Lender's Proportionate Share of all payments subsequently received by the Agent or the Issuing Bank from the Borrower in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

     4.7 Nature of Issuing Bank's Duties. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As between the Borrower, the Issuing Bank and each other Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor any of the other Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit, of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of the Issuing Bank or the other Lenders. None of the above shall affect,

DSN:54248.4
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



impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create to the Issuing Bank any liability to the Borrower or any Lender.

     4.8 Obligations Absolute. The obligations of the Borrower to reimburse the Issuing Bank for drawings honored under the Letters of Credit issued by it and the obligations of the Lenders under Section 4.6 hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

               (iii) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents to which the Borrower is a party;

               (v) any non-application or misapplication by the beneficiary of the proceeds of any drawing; or

               (vi) the fact that a Default or Event of Default shall have occurred and be continuing;

provided, however, that the Borrower shall have no obligation to reimburse the Issuing Bank and the Lenders shall have no obligation under Section 4.6 hereof in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

ARTICLE 5.   Interest, Fees and Expenses

     5.1 Interest on Eurodollar Rate Loans. Subject to the provisions of Section
5.4 hereof, interest on Eurodollar Rate Loans shall be payable (i) on the last day of each Interest Period with respect to such Eurodollar Rate Loan, except in the case of an Interest Period having a duration of six months, in which case interest shall be payable at the end of each three month portion of such

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



Interest Period, (ii) at the date of Conversion of such Eurodollar Rate Loan (or a portion thereof) to a Prime Rate Loan and (iii) at maturity of such Eurodollar Rate Loan, at a per annum interest rate equal to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan plus the Applicable Margin, and after maturity of such Eurodollar Rate Loan (whether by acceleration or otherwise), upon demand. The Agent upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     5.2 Interest on Prime Rate Loans. Subject to the provisions of Section 5.4 hereof, interest on the Prime Rate Loans shall be payable monthly as of the end of each month at an interest rate per annum equal to the Prime Lending Rate plus the Applicable Margin. In the event of any change in said Prime Lending Rate, the rate hereunder shall change, effective as of the day the Prime Lending Rate changes. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     5.3 Notice of Continuation and Notice of Conversion.

          (a) With respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may, subject to the provisions of Section 5.3(c), elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 P.M. (New York City time) on the third Business Day prior to the date of any such Continuation relating to Eurodollar Rate Loans, by the Borrower to the Agent. Such notice by the Borrower of a Continuation (a "Notice of Continuation") shall be by telephone or facsimile transmission, confirmed immediately in writing if by telephone, in substantially the form of Exhibit L, specifying (i) the date of such Continuation, (ii) the Type of Loans subject to such Continuation, (iii) the aggregate amount of Loans subject to such Continuation and (iv) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. The Borrower may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 5.3(a); provided, however, that each of the Borrowings so combined shall consist of Loans having Interest Periods ending on the same date. If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 5.3(a), on the last day of the then existing Interest Period therefore, such Loans will automatically convert into Prime Rate Loans.

          (b) The Borrower may on any Business Day upon notice (each such notice, a "Notice of Conversion") given to the Agent, and subject to the provisions of Section 5.3(c), Convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type;
provided, however, that the Borrower may not convert Prime Rate Loans into Eurodollar Loans if an Event of Default has occurred and is continuing, and that any Conversion of

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



any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans. Each such Notice of Conversion shall be given not later than 12:00 P.M. (New York City time) on the Business Day prior to the date of any proposed Conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, confirmed immediately in writing, or by facsimile transmission, in substantially the form of Exhibit L specifying (i) the requested date of such Conversion, (ii) the Type of Loans to be Converted, (iii) the portion of such Type of Loan to be Converted, (iv) the Type of Loan such Loans are to be Converted into and (v) if such conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Loan. Each Conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $4,000,000 or an integral multiple of $100,000 in excess thereof. The Borrower may elect to Convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing consisting of Loans of another Type; provided, however, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Loans shall have Interest Periods ending on the same date.

          (c) Notwithstanding anything contained in subsections (a) and (b) above to the contrary:

               (i) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, Continuation or conversion, the right of the Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such Borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement;

               (ii) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing or Continuation of or conversion into, a Eurodollar Rate Loan, notify the Agent that the Eurodollar Rate for Loans comprising such Borrowing, Continuation or Conversion will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement; and

               (iii) there shall not be outstanding at any one time more than an aggregate of five (5) Revolving Loans which consist of Eurodollar Rate Loans.

          (d) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, Continuation or Conversion that the

DSN:54248.4
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



related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, Continuation or Conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of conversion, the applicable conditions set forth in
Article 2, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, Continuation or Conversion.

     5.4 Interest After Event of Default. Interest on any amount of matured principal under the Revolving Loans, and interest on the amount of principal under the Revolving Loans outstanding as of the date an Event of Default shall have occurred, and at all times thereafter until the earlier of the date upon which (i) all Obligations shall have been paid in full or (ii) such Event of Default shall have been waived, shall be payable on demand at a rate equal to the rate at which the Revolving Loans are bearing interest pursuant to Sections
5.1 and 5.2 above, plus two percent (2%). In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2%) above the then applicable interest rate.

     5.5 Reimbursement of Expenses.

          (a) From and after the Closing Date, the Borrower shall promptly reimburse the Agent for all Expenses of the Agent as the same are incurred by the Agent and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information as the Borrower shall reasonably request.

          (b) If any payment of principal of, or conversion or Continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Continuation of such Loan or acceleration of the maturity of any of the Obligations pursuant to Article 9 hereof or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

     5.6 Unused Line Fee. At the end of each month the Borrower shall pay to the Agent for the benefit of each of the Lenders a non-refundable fee (the "Unused Line Fee") on the unused portion of such Lender's Revolving Credit Commitment, which fee shall equal three-eighths of one percent (.375%) per annum. The Unused Line Fee still accrue from the Closing Date until the Expiration Date and shall be due and payable monthly and on the Expiration Date.


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



     5.7 Letter of Credit Fee.

          (a) The Agent, for the ratable benefit of the Lenders, shall be entitled to charge to the account of the Borrower (i) on the first business day of each month, a fee (the "Letter of Credit Fee"), in an amount equal to (A) one and one-half percent (1.50%) per annum of the daily average amount of outstanding documentary Letter of Credit Obligations during the immediately preceding month and (B) one and one-half percent (1.50%) per annum of the daily average amount of outstanding standby Letter of Credit Obligations during the immediately preceding month, and (ii) as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by any Issuing Bank (other than any fees charged to the Agent or any Lender which would be duplicative of the Letter of Credit Fee paid to the Agent for the benefit of the Lenders) (the "Issuing Bank Fees") in connection with the issuance of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (b) Letter of Credit Fees on Letter of Credit Obligations outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (i) all obligations have been paid and satisfied in full or (ii) such Event of Default shall have been waived, shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to Section 5.7(a) above, plus two percent (2%).

     5.8 Authorization to Charge Account. The Borrower hereby authorizes the Agent to charge the Borrower's Revolving Loan Account with the amount of all interest, fees, Expenses, and other payments due hereunder and under the other Credit Documents to which the Borrower is a party, as and when such payments become due, provided that with respect to Expenses that are paid by the Agent and reimbursable by the Borrower, the Borrower shall have had a reasonable opportunity to review same. The Borrower confirms that any charges which the Agent may so make to the Borrower's Revolving Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion.

     5.9  Indemnification  in Certain Events.  If after the Closing Date, either
(i) any change in or in the interpretation of any law or regulation (other than changes in the rate of tax on the overall income of any Lender or its applicable lending office) is introduced, including, without limitation, with respect to reserve requirements, applicable to Deutsche Bank AG New York or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit (a "Funding Bank"), the Issuing Bank or any of the Lenders, or
(ii) a Funding Bank, the Issuing Bank or any of the Lenders complies with any guideline or request issued or made after the Closing Date by any central bank or other governmental authority whose guidelines or requests are customarily honored by such Funding Bank, Issuing Bank or Lenders or (iii) a Funding Bank, the Issuing Bank or any of the Lenders determines that the adoption after the Closing Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Closing Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the

DSN:54248.4
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



effect described below, or a Funding Bank, the Issuing Bank or any of the Lenders complies with any request or directive after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on the Issuing Bank's or any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which the Issuing Bank or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's, the Issuing Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by the Issuing Bank or such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or
(iii) is or results in an increase in the cost to the Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the Line of Credit or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent, the Issuing Bank or any Lender, then the Borrower shall from time to time within 10 Business Days of demand by the Agent, pay to the Agent, for the account of the Issuing Bank or each applicable Lender, additional amounts sufficient to indemnify the Issuing Bank or Lenders against such increased cost or reduced receipt, provided such increased cost or reduced receipt is incurred not more than 90 days prior to the date of such demand. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrower by the Agent, the Issuing Bank or the applicable Lender, and shall be conclusive absent manifest error.

     5.10 Calculations. All calculations of (i) interest hereunder and (ii) fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

ARTICLE 6.   Representations and Warranties

     In order to induce the Lenders to enter into this Credit Agreement and to make available the credit facilities contemplated hereby, the Borrower hereby makes the representations and warranties to the Lenders set forth in this
Article 6. Such representations and warranties, and all other representations and warranties made by the Borrower in any other Credit Document, shall survive the execution and delivery hereof and thereof.

     6.1 Organization and Qualification. The Borrower and each of the Restricted Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Schedule

DSN:54248.4
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



B contains a true, correct and complete list of all jurisdictions in which the Borrower and each Restricted Subsidiary are qualified to do business as foreign corporations, as of the Closing Date.

     6.2 Solvency. On the Closing Date, the fair saleable value of the assets of the Borrower exceeds all its probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents to which the Borrower is a party. The Borrower (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged or
(ii) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

     6.3 Liens; Inventory. There are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, except those Liens that may be permitted by
Section 8.6 hereof. To the best of the Borrower's knowledge, no lessor or warehouseman of the Borrower has granted any Lien with respect to the Inventory maintained by the Borrower at the property of any such lessor or warehouseman. Upon the proper filing of financing statements and the proper recordation of any other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, and except for those Liens that may be permitted by Section 8.6 hereof, the security interests granted pursuant to the Credit Documents constitute the valid and enforceable first, prior and perfected Liens on the Collateral. The Borrower is the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except those Liens that may be permitted by Section 8.6 hereof.

     6.4 No Conflict. The execution and delivery by the Borrower of this Credit Agreement, and each of the other Credit Documents to which the Borrower is a party, executed and delivered in connection herewith and the performance of the obligations of the Borrower hereunder and thereunder and the consummation by the Borrower of the transactions contemplated hereby by and thereby: (i) are within the corporate power of the Borrower; (ii) are duly authorized by the Board of Directors of the Borrower, and, if necessary, its stockholders; (iii) are not in contravention of the terms of the Articles or Certificate of Incorporation or By-Laws of the Borrower, or of any indenture, contract, lease, agreement, instrument or other commitment to which the Borrower is a party or by which the Borrower or any of its properties are bound, except where such contravention would not have a Material Adverse Effect; (iv) do not require the consent, registration or approval of any governmental entity (except such as have been duly obtained, made or given, and are in full force and effect); (v) do not contravene any statute, law, ordinance, regulation, rule, order or other governmental restriction applicable to or binding upon the Borrower, except where such contravention would not have a Material Adverse Effect; and (vi) will not, except as contemplated herein, result in the imposition of any Liens upon any property of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Borrower is a party or by which its property may be bound or affected.


DSN:54248.4
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



     6.5 Enforceability. The Credit Agreement and all of the other Credit Documents executed and delivered in connection herewith are the legal, valid and binding obligations of the Borrower, and are enforceable against the Borrower in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

     6.6 Financial Data. The Borrower has furnished to the Lenders the following financial statements (the "Financials") of the Borrower: (i) consolidated balance sheets as of, and consolidated statements of operations, shareholder's equity and cash flows for the fiscal year ended January 2, 1999 audited by independent certified public accountants and (ii) an unaudited consolidated balance sheet as of, and unaudited consolidated statements of operations and cash flows for the fiscal period ended on July 3, 1999. The Financials have been prepared in accordance with GAAP consistently applied throughout the periods involved, and the Financials present fairly the consolidated financial condition of the Borrower as of January 2, 1999, with respect to the Financials described in clause (i) hereof, and as of July 3, 1999, with respect to the Financials described in clause (ii) hereof, and the consolidated results of the Borrower's operations and its consolidated cash flows for each of such fiscal periods then ended. As of the Closing Date, neither the Borrower nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any Indebtedness incurred pursuant to a guaranty, indemnity, or similar undertaking, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the consolidated financial condition of the Borrower as at January 2, 1999.

     6.7 Locations of Offices, Records and Inventory. The Borrower's principal place of business and chief executive office is located at 380 Middlesex Avenue, Carteret, New Jersey 07008, or if the Borrower changes such principal place of business and chief executive office, then at the location as to which the Borrower has notified the Agent in writing, as provided under Section 7.6(c). There are no jurisdictions in which the Borrower has any Inventory (except for Inventory in transit, or immaterial items) other than those jurisdictions listed on Schedule B, and those jurisdictions as to which the Borrower has notified the Agent in writing, as provided under Section 7.6(c). Schedule B also contains, as of the Closing Date, a true, correct and complete list of (i) the legal names and addresses of each warehouseman at which Inventory is stored, and (ii) the address of all offices where chattel paper, records of Accounts and books of account of the Borrower are kept. None of the receipts received by the Borrower from any warehouseman states that the Inventory covered thereby is to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

     6.8 Fictitious Business Names. Except as set forth in Schedule B, the Borrower has not used any corporate or fictitious name during the three (3) years preceding the date hereof, other than the corporate name shown on its Certificate of Incorporation.


DSN:54248.4
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



     6.9 Subsidiaries. As of the Closing Date, the only direct or indirect Subsidiaries of the Borrower are those listed on Schedule B. As of the Closing Date, the Borrower is the record and beneficial owner of that percentage of issued and outstanding shares of capital stock of each of the direct and indirect Subsidiaries listed on Schedule B, as is set forth opposite the name of each such Subsidiary. With respect to the shares of stock of those Subsidiaries which are Restricted Subsidiaries, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Restricted Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Restricted Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Restricted Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of stock of all of the Borrower's Subsidiaries are owned free and clear of any Liens.

     6.10 No Judgments or Litigation. Except with respect to environmental matters, which are covered in Section 6.15 hereof, or as set forth on Schedule B, no judgments, orders, writs or decrees are outstanding against the Borrower or any of the Subsidiaries nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened in writing any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or any of the Subsidiaries except judgments and pending or threatened litigation, contested claims and governmental proceedings which would not reasonably be likely to have a Material Adverse Effect.

     6.11 No Defaults. After giving effect to the transactions contemplated herein, neither the Borrower nor any of the Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which default could reasonably be expected to have a Material Adverse Effect.

     6.12 Labor Matters.

          (a) There are no controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened between the Borrower or any of the Subsidiaries and any of its respective employees (other than employee grievances arising in the ordinary course of business), which controversies would, in the aggregate, be reasonably likely to have a Material Adverse Effect.

          (b) To the best knowledge of the Borrower: (i) neither the Borrower nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint pending against the Borrower or any of the Subsidiaries, or threatened in writing against any of them, before the National Labor Relations Board; (iii) there is no labor arbitration proceeding pending against the Borrower or any of the Subsidiaries, or threatened in writing; (iv) there is no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of the Subsidiaries,

DSN:54248.4
                                       42
or threatened in writing; and (v) there is no union representation question or union organized activity pending with respect to the employees of the Borrower or any of the Subsidiaries, or threatened in writing which would, in the aggregate, with respect to all of the matters set forth in clauses (i) through
(v) above be reasonably likely to have a Material Adverse Effect.

     6.13 Compliance with Law. Except with respect to environmental matters, which are covered in Section 6.15 hereof, neither the Borrower nor any of the Subsidiaries is in violation of any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations would not reasonably be likely to have a Material Adverse Effect.

     6.14 ERISA. None of the Borrower, the Subsidiaries nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule B. Each Plan has been and is being, in all material respects, maintained and funded in accordance with its terms and in substantial compliance with all provisions of ERISA and the Code applicable thereto. The Borrower, each of the subsidiaries and each ERISA Affiliate have fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Plan, are in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and have not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that is reasonably likely to result in a Termination Event. No event or events have occurred in connection with which the Borrower, any of the Subsidiaries, any ERISA Affiliate, any fiduciary of a Plan or any Plan, directly or indirectly, is reasonably likely to be subject to any liability which would have a Material Adverse Effect, individually or in the aggregate, under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. True, correct and complete copies of the following documents have been delivered by the Borrower to the Agent: (i) each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or the Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower, any Subsidiary or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Borrower, any Subsidiary or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan, if any; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower, any Subsidiary or any ERISA Affiliate under any Retiree Health Plan, if any.

DSN:54248.4
                                       43

     6.15 Compliance with Environmental or Other Laws. Except as set forth in Schedule B, or except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the operations of the Borrower and each of the Subsidiaries comply with all Environmental Laws and applicable federal, state or local health and safety statutes, regulations, and ordinances; (ii) none of the operations of the Borrower or any of the Subsidiaries is the subject of any federal or state investigation, of which the Borrower has knowledge or reasonably should have knowledge, evaluating whether the Borrower or any of the Subsidiaries has Released or is Releasing any Hazardous Materials at any site that may require remedial action to respond to such a Release; (iii) neither the Borrower nor any of the subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of Hazardous Materials or reporting Release of Hazardous Materials; and (iv) neither the Borrower nor any of the Subsidiaries has any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any Release of any Hazardous Materials, nor has the Borrower or any of the Subsidiaries received any written notice alleging potential liability arising from the disposal of any Hazardous Materials.

     6.16 Intellectual Property. The Borrower possesses adequate licenses, patents, patent applications, copyrights, Trademarks and trade names to continue to conduct its business as heretofore conducted by it.

     6.17 Licenses and Permits. Except as set forth in Schedule B or except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of the Restricted Subsidiaries have obtained and hold in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of their businesses as presently conducted and as proposed to be conducted. Neither of the Borrower nor any of the Restricted Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which would reasonably be expected to have a Material Adverse Effect.

     6.18 Title to Property. Except as set forth in Schedule B, each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its property (including, without limitation, all real and other property in each case as reflected in the Financial Statements delivered to the Agent hereunder), other than property which is immaterial to the business of the Borrower and the Subsidiaries, taken as a whole, and properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of the Borrower, and in each case subject to no Liens other than those Liens that are permitted by Section 8.6 hereof.

     6.19 Investment Company. Neither the Borrower nor any of the subsidiaries is (i) an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary

DSN:54248.4
                                       44
company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.20 No Event of Default. No Default or Event of Default has occurred and is continuing.

     6.21 Taxes and Tax Returns. Except as set forth on Schedule B, the Borrower and the Subsidiaries (and any group affiliated for tax payment purposes of which the Borrower or any of the Subsidiaries is now or has been a member) have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including without limitation, information returns and other material information) in respect of taxes required to be filed through the date hereof. All taxes, assessments, fees and other governmental charges for all prior fiscal years and for the current fiscal year to the Closing Date have been paid, or an adequate reserve has been established therefor, as set forth in Schedule B or in the Financial Statements, and neither the Borrower nor any of the Subsidiaries has any material liability for taxes in excess of the amounts so paid or reserves so established.

     6.22 No Other Indebtedness. Neither the Borrower nor any Restricted Subsidiary has any Indebtedness other than the Indebtedness that is permitted by
Section 8.5 hereof.

     6.23 Material Contracts. Schedule B contains a true, correct and complete list of all the Material Contracts currently in effect as of the Closing Date, and no material defaults exist thereunder as of the Closing Date.

     6.24 Affiliate Transactions. Neither the Borrower nor any Restricted Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party except (i)(a) pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower and such Restricted Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person, and (ii) as permitted under Section 8.12.

     6.25 Accuracy and Completeness of Information. All factual information, taken as a whole, heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of the subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents to which the Borrower is a party, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any material fact necessary to make such information, taken as a whole, not misleading at such time, in light of the circumstances under which such information was provided; provided that a Default or Event of Default shall not occur based on this Section 6.25 unless the failure of the accuracy of such information, individually and in the aggregate, would reasonably be expected to have a Material Adverse Effect.


DSN:54248.4
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



     6.26 Recording Fees and Taxes. All fees and taxes, including but not limited to recording fees and recording taxes, payable in connection with the filing and recording of the Credit Documents have either been paid in full by the Borrower or arrangements for the payment of such amounts satisfactory to the Agent shall have been made.

     6.27 No Change. Since January 2, 1999, there has been no development or event which has had a Material Adverse Effect.

ARTICLE 7.   Affirmative Covenants

     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Borrower agrees that:

     7.1 Reporting Information. The Borrower will furnish to the Agent and the Lenders the following information within the following time periods:

          (a) Annual Financial Statements: as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, (i) audited Financial Statements as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior fiscal year, in each case accompanied by (A) an opinion of the Auditors,
(B) such Auditors' "Management Letter", if any, to the Borrower, and (C) a written statement signed by the Auditors stating that in the course of the regular audit of the business of the Borrower, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of this Credit Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, and (ii) a compliance certificate in the form of Exhibit C along with a schedule in form satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal year, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such year. To the extent that the Borrower's annual report on Form 10-K contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-K in lieu of such items.

          (b) Quarterly Financial Statements: as soon as available and in any event within forty-five (45) days after the end of such fiscal quarter of the Borrower (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared in accordance with GAAP, and
(ii) a compliance certificate in the form of Exhibit C along with a schedule in form satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal quarter,

DSN:54248.4
                                       46
whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such quarter. To the extent that the Borrower's quarterly report on Form 10-Q contains any of the foregoing terms, the Lenders will accept the Borrower's Form 10-Q in lieu of such items;

          (c) Monthly Financial Statements: as soon as available and in any event within thirty (30) days after the end of each of the fiscal months of January, February, April, May, July, August, October and November, within forty-five (45) days after the end of each of the fiscal months of March, June and September, and within ninety (90) days after the end of the fiscal month of December, a consolidated balance sheet for the Borrower as at the end of such fiscal month and for the fiscal year to date and statements of operations (on a divisional basis, consistent with the Borrower's historical practices), and cash flows for such fiscal month and for the fiscal year to date, together with a comparison to the consolidated balance sheet and statements of operations for the same periods in the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared in accordance with GAAP;

          (d) Budgets: not later than sixty (60) days after the end of each fiscal year, the Budget for the following fiscal year and for each subsequent fiscal year through and including the fiscal year in which the Expiration Date occurs;

          (e) Borrowing Base Certificates: upon request by the Agent at any time, and in any event no later than 5:00 p.m. on Monday of each week (or such other day as the Agent may specify in such request), a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit D, duly completed, detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the close of business on the previous Thursday, certified by the Borrower's chief financial officer or treasurer and subject only to adjustment upon completion of the normal year end audit of physical inventory; provided, however, that during the period commencing on the date, if any, that Unused Availability shall be less than $10,000,000, and ending on the date, if any, that Unused Availability shall equal or exceed $10,000,000, the Agent may request and in such event the Borrower shall provide to the Agent, no later than 5:00 p.m. on Monday and Thursday of each week (or such other days as the Agent may specify in such request), a Borrowing Base Certificate detailing:
(i) the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the close of business on the previous Thursday, with respect to the Borrowing Base Certificate delivered on Monday; and (ii) the Borrower's Eligible Accounts Receivable as of the close of business on the prior Thursday, and Eligible Inventory as of the close of business on the previous Tuesday, with respect to the Borrowing Base Certificate delivered on Thursday, certified by the Borrower's chief financial officer or treasurer and subject only to adjustment upon completion of the normal year end audit of physical inventory. In addition, each Borrowing Base Certificate provided hereunder shall have attached to it such additional schedules and/or other information as the Agent may reasonably request;


DSN:54248.4
                                       47

          (f) Notice of Default: promptly and in any event within two (2) Business Days after becoming aware of the occurrence of a Default or Event of Default, or any change, development or event involving a prospective change which has or could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail;

          (g) Customer Notes: Promptly upon request from the Agent, a schedule prepared and certified by the Borrower's chief financial officer or treasurer with respect to the Borrower's Customer Notes indicating the principal amount and final maturity date of all such Customer Notes outstanding as of the end of the previous fiscal quarter, listed according to the obligors thereof;

          (h) Public Disclosures: promptly upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the Borrower to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended;

          (i) Further Information: from time to time, such further information regarding the Collateral, business affairs and financial condition of and environmental matters concerning the Borrower and/or each of its Subsidiaries as the Agent may reasonably request; and

          (j) Monthly Aging: as soon as available and in any event within fifteen (15) days after the end of each month, an aging of the Borrower's Accounts arising from the sale of Inventory (whether or not such Accounts are Eligible Accounts Receivable) and outstanding as of the end of such month, such aging to be in such form and substance and in such detail as shall be acceptable to the Agent, it being understood that the form of aging currently provided by the Borrower to the Agent is satisfactory to the Agent.

     7.2 Corporate Existence. The Borrower shall, and shall cause each of the Restricted Subsidiaries to (i) maintain their corporate existence (except that Restricted Subsidiaries may merge with each other and with the Borrower, unless otherwise prohibited under Section 8.8), maintain in full force and effect all material licenses, bonds, franchises, leases and qualifications to do business, and all patents, contracts and other rights necessary or desirable to the profitable conduct of their businesses, (ii) continue in, and limit their operations to, lines of business that are directly related to and are intended to benefit the Borrower's primary business and (iii) and shall cause its other Subsidiaries to, comply with all applicable laws and regulations of any federal, state or local governmental authority, except in each case when noncompliance with the foregoing clauses (i), (ii) and (iii) would not, in the aggregate, have a Material Adverse Effect.

     7.3 ERISA. (a) As soon as possible and, in any event, within ten (10) Business Days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Agent and the Lenders

DSN:54248.4
                                       48
a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event with respect to a Benefit Plan, Multiemployer Plan, Plan or Retiree Health Plan (with respect to the Borrower) has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, organized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an unfunded current liability giving rise to a Lien under ERISA or the Code, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Upon request of the Agent, the Borrower will deliver to each of the Agent and the Lenders a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. Upon request of the Agent, in addition to any certificates or notices delivered to the Agent and the Lenders pursuant to the first sentence hereof, copies of annual reports and any notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan, shall be delivered to the Agent and the Lenders no later than ten (10) Business Days after the later of the date such report or notice has been filed with the Internal Revenue Service or received by the Borrower or the Subsidiary or the ERISA Affiliate.

          (b) For purposes of this Section 7.3, the Borrower, any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which such entity is the plan sponsor.

          (c) The Borrower shall establish, maintain and operate all Benefit Plans to comply in all material respects with the provisions of ERISA, Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that Borrower is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

     7.4 Proceedings, Adverse Changes, or Other Events. The Borrower shall, as soon as possible, and in any event within five (5) Business Days after the Borrower learns of the following, give written notice to the Agent and the Lenders of the occurrence of any of the following events:

          (a) any proceeding(s) being instituted or threatened in writing to be instituted against the Borrower or any of the Subsidiaries in any federal, state, local or foreign court or before

DSN:54248.4
                                       49
any commission or other regulatory body (federal, state, local or foreign) which proceeding could reasonably be expected to have a Material Adverse Effect; or

          (b) any Material Contract is terminated or amended in any material respect, which termination or amendment reasonably could be expected to have a Material Adverse Effect, or any new Material Contract is entered into (in which event the Borrower shall provide the Agent with a copy of such Material Contract); or

          (c) any of the material terms upon which suppliers to the Borrower do business with the Borrower are changed or amended and such change or amendment could reasonably be expected to have a Material Adverse Effect on the Borrower; or

          (d)  any  order,   judgment   or  decree  in  excess  of   $1,000,000,
individually or in the aggregate, shall have been entered against the Borrower or any of the Subsidiaries or any of their respective properties or assets; or

          (e) any notification of violation of any law or regulation or any inquiry shall have been received by the Borrower or any of the Subsidiaries from any local, state, federal or foreign governmental authority or agency, which reasonably could be expected to have a Material Adverse Effect; or

          (f) any dispute arises under any indenture, contract, lease, agreement, instrument or other commitment to which the Borrower is a party or by which it is bound which dispute could reasonably be expected to have a Material Adverse Effect.

     7.5 Environmental and Other Matters.

          (a) The Borrower and its Subsidiaries will conduct their businesses so as to comply in all material respects with all applicable Environmental Laws, orders, regulations and ordinances in all jurisdictions in which any of them is doing business, and all applicable restrictions imposed by governmental authorities thereunder, including, without limitation, environmental, land use, occupational safety or health laws, regulations, ordinances or permits, except to the extent that the Borrower or any of the Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such law, order, regulation, ordinance, or interpretation thereof or application thereof. If the Borrower or any of the Subsidiaries shall (i) receive written notice from or on behalf of any governmental or regulatory authority that any violation of any federal, state or local Environmental Law, regulation or ordinance may have been committed, has been or is about to be committed by the Borrower or any of the subsidiaries, (ii) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any of the Subsidiaries alleging violations of any federal, state or local Environmental Law, regulation or ordinance, or requiring the Borrower or any of the Subsidiaries to take any action in connection with the Release of toxic or Hazardous Materials into the environment or (iii) receive any written notice from a federal, state, or local governmental agency or private party alleging that

DSN:54248.4
                                       50
the Borrower or any of the Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a Release of a toxic or Hazardous Material into the environment or any damages caused thereby, and any such violation, action, cost or damage will have or is likely to have a Material Adverse Effect, the Borrower shall provide the Agent and the Lenders with a copy of such notice within ten (10) Business Days after the receipt thereof by the Borrower or any of the Subsidiaries.

          (b) If the Agent or the Majority Lenders reasonably believes that the facts or circumstances evidence or suggest that the Borrower or any of its Subsidiaries is in material non compliance with any Environmental Law and that such noncompliance will have or is likely to have a Material Adverse Effect, then at the written request of the Agent or the Majority Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time the Borrower will provide at its sole cost and expense an environmental site assessment report concerning the site owned, operated or leased by the Borrower or its Subsidiary in respect of which such material non-compliance is believed to have occurred or is continuing, such report to be prepared by an environmental consulting firm approved by the Agent and the Majority Lenders, indicating the presence, Release or absence of Hazardous Materials on or from such site and the potential cost of any removal, remedial or corrective action in connection with any such Hazardous Materials on such site.

     7.6 Books and Records.

          (a) The Borrower agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice.

          (b) The Borrower agrees that the Agent or its agents may enter upon the premises of the Borrower or any of the Subsidiaries at any time and from time to time, during normal business hours and upon not less than three (3) Business Days notice so long as no Default or Event of Default shall have occurred and be continuing and at any time at all on and after the occurrence and during the continuance of a Default or Event of Default, for the purpose of
(i) inspecting the Collateral, (ii) inspecting and/or copying (at Borrower's expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of the Borrower with any officers, managerial employees and directors of the Borrower or with the Auditors and (iv) verifying Eligible Accounts Receivable and/or Eligible Inventory.

          (c) The Borrower agrees to afford the Agent thirty (30) days prior written notice of any change in the location of any Collateral or in the location of its chief executive office or place of business from the locations specified in Schedule B, and to execute in advance of such change, cause to be filed and/or delivered to the Agent any financing statements, Acknowledgement Agreements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.


DSN:54248.4
                                       51

          (d) The Borrower agrees to advise the Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, which change has or is reasonably likely to have a Material Adverse Effect.

     7.7 Collateral Records. The Borrower agrees to execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral. The Borrower's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders, security interests in the Collateral.

     7.8 Security Interests. The Borrower agrees to comply with the requirements of all state and federal laws in order to grant to the Agent, for the ratable benefit of the Lenders, valid and perfected security interests in the Collateral. The Agent is hereby authorized by the Borrower to file any financing statements covering the Collateral whether or not the Borrower's signatures appear thereon. The Borrower agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, and amendments, renewals and continuations thereof; cooperating with the Agent's representatives; keeping stock records; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents.

     7.9 Insurance; Casualty Loss. The Borrower agrees to maintain public liability insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times in accordance with prevailing normal and customary industry practices. All policies covering the Collateral are to name the
Borrower and the Agent as insureds and loss payees in case of loss, as their interests may appear. The Borrower shall provide written notice to the Agent and the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned by the Borrower which constitutes Collateral is (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000
(collectively a "Casualty Loss"). The Borrower shall diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Borrower shall pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Borrower on account of damage, destruction, loss, condemnation or eminent domain proceedings. The Agent may, at its election and its sole discretion, either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Revolving Loans or (b) pay such proceeds to the Borrower to be used to replace

DSN:54248.4
                                       52
the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default,
(i) no settlement on account of any such Casualty Loss shall be made without the consent of the Lenders and (ii) the Agent may participate in any such proceedings and the Borrower shall deliver to the Agent such documents as may be requested by the Agent to permit such participation and shall consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. The Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient to the Agent for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

     7.10 Taxes. The Borrower agrees to pay when due all taxes lawfully levied or assessed against it, or any of the Collateral, before any penalty or interest accrues thereon; provided, however, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of the Borrower, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

     7.11 Compliance With Laws. Except where failure to comply would not have a Material Adverse Effect, the Borrower agrees to comply, and to cause each of the Restricted Subsidiaries to comply, with all acts, rules, regulations, orders and ordinances of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof, or to the operation of its business; provided that the Borrower and any Restricted Subsidiary may contest any acts, rules, regulations, orders and ordinances of such bodies or officials in any reasonable manner that would not reasonably be expected to have a Material Adverse Effect.

     7.12 Use of Proceeds. The proceeds of all Loans made hereunder shall be used by the Borrower solely for the general corporate purposes, including working capital purposes, of the Borrower. The Borrower shall not use any portion of the proceeds of any Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

     7.13 Trademarks. The Borrower shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations with the U.S. Patent and Trademark Office of its Trademarks which are currently registered therewith, or which become registered therewith after the Closing Date, and which the Borrower determines are useful in the conduct of its business.


DSN:54248.4
                                       53

     7.14 Maintenance of Property. The Borrower agrees to keep, and to cause each of the Restricted Subsidiaries to keep, all property which the Borrower or such Restricted Subsidiary, as the case may be, determines is useful and necessary to its respective businesses in good working order and condition (ordinary wear and tear excepted) and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

     7.15 Further Assurances. The Borrower shall take, and shall cause each of the Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.

     7.16 Puerto Rico Collections Received by Borrower. The Borrower agrees that any checks, remittances, collections or other payments in respect of Accounts (collectively "Puerto Rico Collections") arising from sales to account debtors located in the Commonwealth of Puerto Rico ("Puerto Rico Customers") which are received by the Borrower shall be promptly deposited by the Borrower into (i) a Depositary Account maintained with a Blocked Account Bank with which the Borrower and the Agent have a Blocked Account Agreement which is in full force and effect (an "Acceptable Depositary Account") or (ii) a bank account (the "Puerto Rico Collection Account") maintained by the Borrower with a bank located in the Commonwealth of Puerto Rico (the "Puerto Rico Collection Bank"). The Borrower further agrees that on each day on which the Puerto Rico Collection Bank is open for business and on which the available balances in the Puerto Rico Collection Account exceed $25,000, in the aggregate, the Borrower shall instruct the Puerto Rico Collection Bank to transfer at the end of each such day the amount of such excess balance to the Concentration Account, or to an Acceptable Depositary Account. The Borrower further agrees that if, at any time, it shall have received notice from the Agent of the Agent's intention to terminate the procedures set forth in the preceding sentence (which the Agent may elect to do in its sole and absolute discretion, exercised in a commercially reasonable manner), then, immediately upon receipt of such notice, the Borrower shall cease depositing any Puerto Rico Collections received by it into the Puerto Rico Collection Account and shall instead promptly deposit all such Puerto Rico Collections, on each day of receipt, into an Acceptable Depositary Account.

ARTICLE 8.   Negative Covenants

     Until termination of the Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Borrower agrees that:

     8.1 [ intentionally deleted]


DSN:54248.4
                                       54

     8.2 Interest Coverage Ratio. The Borrower shall not permit its ratio of EBITDA to Interest Expense as of the end of each of the following periods to be less than the ratio set forth below opposite each such period:


                        Period               Minimum Interest
                                              Coverage Ratio

     (a)      the fiscal quarter              1.65 to 1.00
              ending in
              September, 1999,
              together with the
              three preceding
              fiscal quarters

     (b)      the fiscal quarter              1.70 to 1.00
              ending in
              December, 1999,
              together with the
              three preceding
              fiscal quarters

     (c)      the fiscal quarter              1.75 to 1.00
              ending in March,
              2000, and each
              fiscal quarter
              thereafter, in each
              case together with
              the three preceding
              fiscal quarters



     8.3 [intentionally deleted]

     8.4 Capital Expenditures. The Borrower shall not make payments for, nor permit any of its Restricted Subsidiaries to make payments for, Capital Expenditures in excess of the sum of (i) $5,000,000, in the aggregate, for the fiscal year ending January 1, 2000 (the "base fiscal year"), and (ii) $3,500,000, in the aggregate, for each fiscal year thereafter. To the extent that all or any portion of the amount allowable for Capital Expenditures during any fiscal year is not used in such fiscal year (such allowable amount, the "base amount", and such unused portion, the "rollover amount")

DSN:54248.4
                                       55
such rollover amount may be carried forward to the immediately following fiscal year and used for Capital Expenditures during such immediately following fiscal year, provided, however, that (x) any Capital Expenditures made during any fiscal year for which a rollover amount shall have been added shall be applied first to the rollover amount added to such fiscal year and then to the base amount for such fiscal year, and (y) if a rollover amount shall have been added to a fiscal year, in no event shall the payments for Capital Expenditures made during such fiscal year, whether attributable to the base amount for such fiscal year, the rollover amount for such fiscal year, or both, exceed in the aggregate $8,500,000, in the case of the fiscal year immediately following the base fiscal year, or $7,000,000, in all other cases. The Borrower shall not make nor shall it permit any of its Restricted Subsidiaries to make any Capital Expenditures unless such Capital Expenditures are directly related to or are intended to benefit the Borrower's primary business.

     8.5 No Additional Indebtedness. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, incur, create, assume or suffer to exist any Indebtedness other than:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness under the New Senior Notes;

          (c) Indebtedness under Interest Rate Agreements entered into in the ordinary course of business;

          (d) Indebtedness of any Restricted Subsidiary owing to any other Subsidiary and in each case incurred in the ordinary course of its business, and Indebtedness of the Borrower owing to any Subsidiary;

          (e) (i) Indebtedness consisting of Capitalized Lease Obligations incurred in connection with that certain sublease agreement between Fleming Foods East, Inc., as sublessor and the Borrower, as sublessee, pertaining to the leasing of certain warehouse facilities located in Woodbridge, New Jersey, to the extent that such lease agreement is treated in accordance with GAAP as a Capitalized Lease Obligation, and (ii) Indebtedness incurred in connection with Capitalized Lease Obligations (other than those referred to in clause (i) hereof) or secured by Purchase Money Liens, in each case incurred for the acquisition, replacement or conversion from operating leases of Rolling Stock, up to an aggregate principal amount at any one time outstanding not to exceed $5,000,000;

          (f) Indebtedness that is Subordinated Indebtedness;

          (g) Indebtedness secured by Liens permitted under Section 8.6 hereof;


DSN:54248.4
                                       56

          (h)  additional   Indebtedness  in  the  aggregate   principal  amount
outstanding at any one time not to exceed $3,500,000; and

          (i) Indebtedness described on Schedule B and any refinancing of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced.

     8.6 No Liens. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, mortgage, assign, pledge, transfer, create, incur, assume, suffer to exist or otherwise permit any Lien (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its or their property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for:

          (a) Liens granted to the Agent or the Lenders by the Borrower pursuant to any Credit Document;

          (b) Liens listed on Schedule B;

          (c) Purchase Money Liens;

          (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, for amounts that are not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings;

          (e) Attachment or judgment Liens individually or in the aggregate not in excess of $1,000,000, exclusive of (i) any amounts in respect of judgments that are duly paid or vacated, bonded to the reasonable satisfaction of the Agent, or stayed pending appeal, in any case within 30 days from the date of entry thereof or (ii) any amount adequately covered by insurance as to which the insurance company has acknowledged in writing its obligations for coverage;

          (f) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Borrower for the payment of same;

          (g)  Deposits  or  pledges  to  secure   obligations  under  workmen's
compensation, social security or similar laws, or under unemployment insurance;


DSN:54248.4
                                       57

          (h) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

          (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (j) Liens previously existing on property acquired hereafter (other than Collateral) and assumed by the Borrower or any of its Subsidiaries in connection with such acquisition;

          (k) Liens arising from the leasing or subleasing of the Borrower's real property in accordance with Section 8.7(a) hereof; and

          (l) Extensions and renewals of the foregoing permitted Liens; provided that the aggregate amount of such extended or renewed Liens is not increased and such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed.

     8.7 No Sale of Assets. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than:

          (a) pursuant to leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Borrower;

          (b)  Inventory in the ordinary course of business;

          (c) pursuant to the granting of a non-exclusive license or right to use any Trademark, provided that no such grant shall impair or dilute any rights of the Lenders in and to such Trademark arising under the Security Agreement;

          (d) obsolete or worn out property disposed of in the ordinary course of business, and assets (other than Collateral) which are immaterial to the business of the Borrower and its Restricted Subsidiaries, provided, that all such proceeds are simultaneously used by the Borrower to pay down Loans, unless there are no Loans outstanding at such time, in which case such proceeds shall be simultaneously used by the Borrower to make Investments of the kind permitted under Section 8.11 (c), (d) or (m); and

          (e) other dispositions of assets (other than Collateral), provided that (i) such dispositions are for fair value, (ii) at least eighty percent (80%) of the aggregate consideration for such dispositions is in the form of cash and (iii) such consideration is either (A) reinvested in the

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business of the Borrower or its  Restricted  Subsidiaries,  (B) used to pay down the Loans, or (C) used to repay or prepay other Indebtedness of the Borrower or its Restricted Subsidiaries, so long as such repayment or prepayment is permitted hereunder, and provided that if the aggregate consideration for any such disposition or series of related dispositions permitted under this Section 8.7(e) is equal to or greater than $5,000,000, the Borrower shall have delivered to the Agent at least ten (10) Business Day prior to such disposition, evidence of the approval of the Borrower's Board of Directors of such disposition, such evidence to be satisfactory to the Agent in all respects.

     8.8 No Corporate Changes. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, merge, consolidate or otherwise alter or modify the Borrower's or any Restricted Subsidiary's structure, status or existence, provided, however, that any Restricted Subsidiary may be merged or consolidated with or into the Borrower (so long as the Borrower shall be the continuing or surviving corporation) or any one of the other Restricted Subsidiaries. The Borrower will not directly or indirectly enter into or engage in any operation or activity that is either (x) unrelated to the warehousing, trucking and distribution of food and related products (collectively, the "Borrower's primary business") or (y) not directly related to and is intended to benefit the Borrower's primary business. The Borrower shall give the Agent at least ten (10) Business Days prior written notice of any operation or activity which any Subsidiary shall enter into or engage in if such operation or activity is not directly related to or is not intended to benefit the Borrower's primary business. Unless the Borrower shall have given the Agent at least ten (10) Business Days prior written notice of any of the following changes, but only to the extent any such change may adversely affect the Agent's or the Lenders' rights and remedies hereunder, the Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, alter or modify the Borrower's or any Restricted Subsidiary's Articles or Certificate of Incorporation, corporate names, mailing addresses, or principal places of business.

     8.9 No Guarantees. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of the Borrower, except:

          (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (b)  by  the  giving  of   indemnities   pursuant  to  the  reasonable
requirements of the Borrower's business, upon fair and reasonable terms, and in the ordinary course of its business;

          (c) for guaranties of the obligations of any Person which the Borrower undertakes from time to time in the ordinary course of its business, provided that the Borrower's contingent liabilities in respect of such guaranties do not exceed more than $1,000,000 in the aggregate, at any one time outstanding;

          (d) by the giving of guarantees currently in effect and described on Schedule B;

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          (e) in connection with the incurrence of Indebtedness  permitted to be incurred pursuant to Section 8.5 hereof; and

          (f) for guaranties of the obligations of its customers which the Borrower undertakes from time to time in the ordinary course of its business as an accommodation to such customers, to the extent permitted under Section 8.11(a) hereof.

     8.10 No Restricted Payments. The Borrower will not, and shall not permit any of the Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries, except that:

               (i) (A) any Subsidiary may declare and pay dividends to the Borrower or any other Subsidiary, and (B) any Subsidiary, if it is not wholly owned, directly or indirectly, by the Borrower, may declare and pay dividends to each of its shareholders, provided that to the extent so paid, each such shareholder receives its pro rata share of such dividends, based upon the proportion of shares which such shareholder owns to all of the then issued and outstanding shares of capital stock of such Subsidiary, and provided further that any such dividends are paid only to the extent of such Subsidiary's net income;

               (ii) the Borrower may declare and pay ratably dividends with respect to its capital stock to its stockholders each fiscal year, during the sixty day period commencing on the date of the Agent's receipt of the Borrower's audited Financial Statements for the prior fiscal year, in an aggregate amount not to exceed in any fiscal year fifty percent (50%) of Net Income for such prior fiscal year; provided that (1) no Default or Event of Default shall have occurred and then be continuing or would result therefrom, (2) immediately after giving effect to any such proposed dividend, there shall be an aggregate amount of Unused Availability of at least $30,000,000, (3) the ratio of EBITDA to the sum of Interest Expense, dividends and taxes paid in cash, and Capital Expenditures made, in each case with respect to the Borrower, on a consolidated basis, for the fiscal year immediately prior to the fiscal year during which such proposed dividend shall be paid, shall be no less than 1.25 to 1.00, such ratio to be calculated as if such dividend shall have been paid on the last day of such preceding fiscal year and (4) at least ten Business Days prior to the date on which the Borrower proposes to pay such dividend, the Agent shall have received a certificate prepared under the direction of and executed by the Borrower's chief executive officer or chief financial officer (x) pursuant to which such officer shall certify to the Lenders that in determining Unused

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Availability for the purpose of clause (2) hereof, the Borrower's trade payables have been paid in a manner consistent with the Borrower's historical practices; and

          (b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement), including, without limitation, the New Senior Notes; provided that (i) the Borrower may refinance Indebtedness permitted to be incurred under Section 8.5(e); (ii) the Borrower may make mandatory redemptions of the New Senior Notes with the net proceeds of certain asset sales (to the extent allowed in the New Senior Note Indenture), and (iii) any Subsidiary may make payments on account of Indebtedness owing by it to the Borrower or to any other Subsidiary, and provided further that the Borrower may prepay, purchase or repurchase the Indebtedness in respect of the New Senior Notes, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) after giving effect to any such proposed prepayment, purchase or repurchase, there shall be an aggregate amount of Unused Availability of at least $15,000,000, provided further that in determining Unused Availability for the purpose of this Section 8.10(b), the Borrower shall certify to the Agent and the Lenders that its trade payables have been paid in a manner consistent with the Borrower's historical practices.

     8.11 No Investments. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities or other property of any kind, including without limitation any Subsidiary or Affiliate of the Borrower, other than:

          (a) Advances or loans evidenced by the Customer Notes, provided that the sum of (i) the aggregate unpaid principal balance of such Customer Notes outstanding at any one time, plus (ii) the aggregate amount of the Borrower's contingent liabilities in respect of the guarantees permitted under Section 8.9(f) hereof, plus (iii) the aggregate amount of all repurchase obligations or other contingent liabilities of the Borrower in respect of such Customer Notes outstanding at any one time, may not exceed $35,000,000 at any one time, provided further that the aggregate amount of any such advances or loans outstanding at any one time to any obligor on any single Customer Note, or series of related Customer Notes, plus the amount of the Borrower's contingent liabilities in respect of its guarantees of such obligor's indebtedness, liabilities or other obligations, may not exceed $5,000,000. Notwithstanding the foregoing, in addition to the $5,000,000 limitation with regard to both a single Customer Note, as well as a series of related Customer Notes, set forth in the previous sentence, but subject to the $35,000,000 limitation set forth therein,
(x) the Borrower may make advances or loans to a New Jersey corporation known as Foodtown, pursuant to a certain Customer Note dated as of December 23, 1998 in the original principal amount of $6,100,000 (the "Foodtown Note"), so long as the sum of the aggregate amount of all advances or loans outstanding on the Foodtown Note, plus the amount of the Borrower's contingent liabilities in respect of its guaranty of the indebtedness, liabilities or other obligations of Foodtown, does not exceed $7,500,000 in the aggregate, at any one time outstanding, and (y) the liability of any affiliate of Foodtown, by virtue of such affiliate's status as a co-maker, co-obligor or surety of the Foodtown

DSN:54248.4
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



Note, shall not count against the $5,000,000 limitation on the aggregate loans and advances which the Borrower may make to any such affiliate pursuant to a Customer Note executed by such affiliate.

          (b) Existing Advances;

          (c) Cash Equivalents;

          (d) Interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that the Borrower may, in the ordinary course of its business, maintain in its disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

          (e) Loans from any Subsidiary to the Borrower or loans from any Subsidiary (other than a Restricted Subsidiary) to any other Subsidiary;

          (f) Any exception to restricted payments as set forth in Section 8.10 hereof that may otherwise constitute an Investment;

          (g) Advances or loans made as an alternative to the making of any cash dividend which the Borrower is permitted to make under Section 8.10 hereof, but only to the extent permitted thereunder, and only for the benefit of the Persons permitted to receive such dividends thereunder;

          (h) Investments in the form of property received in satisfaction or partial satisfaction of indebtedness previously contracted and owing to the Borrower;

          (i) Advances or loans to employees for travel, entertainment and relocation expenses, made and incurred in the ordinary course of business;

          (j) Investments in bonds or other instruments for the payment of money issued or guaranteed by the State of Israel, up to an aggregate amount outstanding at any one time not to exceed $250,000;

          (k) Investments not to exceed $1,500,000 in the aggregate principal amount outstanding at any one time, made in connection with the acquisition of businesses related to the warehousing, trucking or distribution of food and related products, provided that the Borrower or any of its Restricted Subsidiaries may make any such Investments: (i) in additional principal amounts not to exceed $1,000,000 in the aggregate outstanding at any one time, so long as no Default or Event of Default has occurred and is continuing or would result therefrom and so long as after giving effect to any such proposed additional Investment there shall be an aggregate amount of Unused Availability of at least $10,000,000, provided that in determining Unused Availability for the purpose of this Section 8.11(k) the Borrower shall certify to the Agent and the Lenders that its trade payables have been paid in a manner consistent with the Borrower's historical practices, and

DSN:54248.4
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



provided further that the ratio of EBITDA to Interest Expense for the four immediately preceding fiscal quarters is at least 2.25 to 1.00; and (ii) without regard to the dollar limitations set forth in this Section 8.11(k), so long as
(A) such Investments are directly funded with cash proceeds of capital contributions of equity to the Borrower, or (B) paid for with equity securities of the Borrower;

          (l) Investments in a Subsidiary, not to exceed $5,000,000 in the aggregate principal amount outstanding at any one time, provided that (i) the business of such Subsidiary is directly related to and is intended to benefit the Borrower's primary business, and (ii) immediately after giving effect to any such proposed Investment, there shall be an aggregate amount of Unused Availability of at least $30,000,000; and

          (m) Such other Investments as the Agent and the Majority Lenders may approve in their sole discretion.

     8.12 No Affiliate Transactions. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Subsidiary or Affiliate of the Borrower except:

          (a) pursuant to the Management Agreement dated as of May 31, 1992, as in effect on the Closing Date, between the Borrower and Las Plumas Holding Co., LLC, a California limited liability company; and

          (b) pursuant to the reasonable requirements of the Borrower's business, and upon fair and reasonable terms no less favorable to the Borrower than could be obtained in a comparable arm's-length transaction with an unaffiliated Person , provided that in the case of (i) any transaction in which the transaction fees payable to an Affiliate of the Borrower or any of its Subsidiaries are in excess of $50,000 or (ii) a transaction or series of related transactions involving aggregate consideration in excess of $5,000,000, the Borrower shall deliver to the Agent, at least thirty (30) days prior to the time the Borrower or such Restricted Subsidiary pays any such transaction fees or enters into any such transaction or series of related transactions, a detailed summarization of such transaction, including without limitation, a summarization of all material terms, provisions and conditions thereof.

     8.13 No Prohibited Transactions Under ERISA.

          (a) The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

               (1) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not

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



available or a private exemption has not been previously obtained from the DOL, and such civil penalty or excise tax is in excess of $1,000,000;

               (2) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate under Title IV of ERISA, and such liability would be in excess of $1,000,000;

               (3) fail, or permit any ERISA Affiliate to fail, to make any required contribution or payment in excess of $1,000,000 to any Multiemployer Plan;

               (4) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment if such installment or other payment is in excess of $1,000,000;

               (5) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year in excess of $1,000,000 such that either of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under Section 401 (a)
(29) of the Internal Revenue Code; or

               (6) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in an annual liability in excess of $500,000 of any such entity under Title IV of ERISA.

          (b) The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, incur any civil penalty or excise tax referred to in Section 8.13(a)(1), or incur any liability referred to in Section 8.13(a)(2), or fail to make any required contribution or payment referred to in
Section 8.13(a)(3), or any installment or other payment referred to in Section 8.13(a)(4), or incur any increase in liability referred to in Section 8.13(a)(5), or any annual liability referred to in Section 8.13 (a) (6) , if the aggregate amount outstanding at any one time of all such civil penalties, excise taxes, liabilities, contributions, payments, and installments would be in excess of $1,000,000.

     8.14 No Additional Bank Accounts. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Accounts and the accounts set forth on Schedule B, unless (a) the Agent is notified in writing prior to the opening of any such account, and (b) after giving effect to the initial deposit of funds thereto, and at all times thereafter, no violation of Section 8.15 hereof shall have occurred.

     8.15 No Excess Cash. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, maintain in the aggregate in all of the checking, savings or

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



other accounts of the Borrower, total cash balances and investments permitted by
Section 8.11 hereof in excess of $500,000 at any time during which any Revolving Loans are outstanding hereunder, with the exception of (a) payroll accounts and
(b) the Puerto Rico Collection Account, unless the Borrower shall have received a notice from the Agent in accordance with the terms of Section 7.16, in which case, upon such receipt, the exception set forth in this clause (b) shall be of no further force or effect.

     8.16 Material Amendments of Material Contracts.

          (a) The Borrower will not, and shall not permit any of the Subsidiaries to, directly or indirectly, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of, any of the Material Contracts, except in the event that any such amendment, modification, cancellation or termination is not reasonably likely to have a Material Adverse Effect.

          (b) The Borrower shall not amend, modify or change, or consent or agree to any amendment, modification or change, to any of the terms of the New Senior Notes (A) if the effect of such amendment, modification or change is to (directly or indirectly) (i) increase the amount of any payment of principal thereof, (ii) increase the interest rate or premium payable thereon, (iii) increase the amount of fees or any other amounts payable with respect thereto,
(iv) shorten the scheduled amortization or average weighted life thereof, (v) shorten the date for payment of interest or principal thereon, (vi) shorten the final maturity thereof or (vii) change any covenant or any event of default or condition to an event of default thereunder, or (B) if such amendment, modification or change would, together with all other amendments, modifications or changes made, increase materially the obligations of the Borrower or confer additional material rights on any holder of the New Senior Notes.

     8.17 Additional Negative Pledges. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, other than pursuant to the New Senior Note Indenture as in effect on the date of its issuance, create or otherwise cause or suffer to exist or become effective, or permit any of the Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon assets of the Borrower or the Subsidiaries, except for any such restriction in favor of the holder of a Purchase Money Lien on an item of property owned by the Borrower or any of its Subsidiaries, provided such restriction only affects such item of property, or (ii) any Contractual Obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

     8.18 No Additional Subsidiaries. The Borrower will not, and shall not permit any of the Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries unless the Agent and the shall have received at least twenty
(20) days prior written notice of such formation or acquisition.

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



     8.19 Fiscal Year. The Borrower agrees that it will not change its fiscal year from a year based on four consecutive fiscal quarters, each of which is calculated as though such quarter contains three fiscal months, the first and second of which consist of four weeks and the third of which consists of five weeks, unless required by law, and if so required, the Borrower shall have given the Agent at least thirty (30) days prior written notice thereof.

ARTICLE 9.   Events of Default and Remedies

     9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) failure of the Borrower to pay (i) any interest, Fees, Expenses or other Obligations (other than principal) when due, in each case whether at stated maturity, by acceleration, or otherwise, or (ii) any principal when due, whether at stated maturity, by acceleration or otherwise;

          (b) failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in:

               (i) Sections 7.1 (other than subsection (e) thereof), 7.3, 7.4, 7.5, 7.7, 7.8, 7.9, 7.10, 7.13, 7.14 or 7.15, which failure continues unremedied for a period of twenty (20)  Business  Days from the date of its  occurrence  or
Section 7.1(e), which failure continues unremedied for a period of one (1) Business Day from the date of its occurrence;

               (ii) Sections 7.2, 7.6(a), or 8.16(b), which failure continues unremedied for a period of five (5) days after the Agent gives written notice of such failure to the Borrower; or

               (iii) any other provision of Article 7 or Article 8 hereof;

          (c) (i) any representation or warranty of the Borrower in any Credit Document shall prove to be untrue in any material respect on the date made or deemed to be made, or (ii) the Borrower shall fail to comply with any covenant contained in this Credit Agreement (other than under a provision covered by Section 9.1(b) above) or contained in any other Credit Documents to which the Borrower is a party, which failure continues unremedied for a period of twenty
(20) Business Days from the date of its occurrence;

          (d) the Borrower or any of the Restricted Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any of them and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of any of their property; or any of them commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction

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whether  now or  hereafter  in  effect  relating  to any of  them,  or  there is commenced against any of them any such proceeding which remains undismissed for a period of 60 days; or any of them is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of them suffers any appointment of any custodian or the like for any of them or any substantial part of any of their property to continue undischarged or unstayed for a period of 60 days; or any of them makes a general assignment for the benefit of creditors; or any corporate action is taken by any of them for the purpose of effecting any of the foregoing; or

          (e) any Subsidiary which is not a Restricted Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against it and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of any of its property; or it commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to it, or there is commenced against it any such proceeding which remains undismissed for a period of 60 days; or it is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or it suffers any appointment of any custodian or the like for itself or any substantial part of any of its property to continue undischarged or unstayed for a period of 60 days; or it makes a general assignment for the benefit of creditors; or any corporate action is taken by it for the purpose of effecting any of the foregoing, and any such event has or is reasonably likely to have a Material Adverse Effect;

          (f) a "Change of Control" (as defined in the New Senior Note Indenture, as in effect on the date of its issuance) shall occur;

          (g) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) which permits the acceleration of the maturity of, any note, agreement or instrument evidencing any other Indebtedness of the Borrower or any of the Restricted Subsidiaries, and the aggregate principal amount of all such Indebtedness with respect to which such default or an event of default has occurred exceeds $1,000,000; or

          (h) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be in full force and effect other than as a result of actions taken or not taken by the Agent, the Issuing Bank or the Lenders, or any Credit Document to which the Borrower is a party shall be cancelled, terminated, revoked or rescinded without the express prior written consent of the Agent (other than as a result of actions taken or not taken by the Agent, the Issuing Bank or the Lenders), or any action or proceeding shall have been commenced by the Borrower, or any of its Subsidiaries or Affiliates, or by any member of the Permitted Holders (as defined in the New Senior Note Indenture as in effect on the date of its issuance), as the case may be, seeking to cancel, revoke, rescind or disaffirm the obligations of any

DSN:54248.4
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party to any Credit Document, or any court or other governmental authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable.

     9.2 Acceleration and Cash Collateralization. Upon the occurrence and during the continuance of an Event of Default which has not been waived by the Agent at the direction of the Majority Lenders, the Agent shall, upon the written, telecopied or telex request of the Majority Lenders, and by delivery of written notice to the Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Revolving Note to enforce its claims against the Borrower: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(d) hereof, in which case all obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender; and (b) immediately terminate the Commitments hereunder; and at all times thereafter, all loans and advances made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is waived.

     In addition, upon demand by the Agent or the Majority Lenders after the occurrence of any Event of Default, the Borrower shall deposit with the Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.

     If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Credit Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrower, the Majority Lenders may elect, in the sole discretion of such Majority Lenders, to rescind and annul the acceleration and its consequences and return any cash collateral; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Majority Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder or to return any cash collateral, even if the conditions set forth herein are met.

     9.3 Remedies. Upon the occurrence and during the continuance of any Event of Default which has not been waived by the Agent at the direction of the Majority Lenders, the Agent may, on two (2) Business Days prior notice to the
Borrower: (a) remove from any premises where same may

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be located any and all documents,  instruments, files and records (including the copying of any computer  records),  and any  receptacles or cabinets  containing same, relating to the Accounts, or the Agent may use (at the expense of the Borrower) such of the supplies or space of the Borrower at the Borrower's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Borrower or the Lenders and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrower or the Lenders; (c) sell, assign and deliver the Accounts and
any   returned,   reclaimed  or   repossessed   merchandise,   with  or  without
advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and any Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrower; and (d) foreclose the security interests created pursuant to the Credit Documents by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process and enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same. The Agent shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory, whether in its then condition or after further preparation or processing, in the name of the Borrower or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent or any other Lender shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate. The Borrower agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at places which the Agent shall select, whether at the premises of the Borrower or elsewhere, and to make available to the Agent the premises and facilities of the Borrower for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification. Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Borrower in connection with its businesses or in connection with the Collateral. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Borrower's Obligations to the Agent and the Lenders, whether due or to become due, in such order as the Agent may elect. The Borrower shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

ARTICLE 10.   The Agent

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     10.1 Appointment of Agent.

          (a) Each Lender hereby designates BTCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note or participation in any Letter of Credit by the acceptance of a Revolving Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on such Lender's behalf under the provisions of this Credit Agreement and the Revolving Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders to be distributed as provided herein. The Agent may perform any of its duties hereunder by or through its agents or employees.

          (b) The provisions of this Article 10 are solely for the benefit of the Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 10.9). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

     10.2 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or the other Credit Documents a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or the other Credit Documents except as expressly set forth herein or therein.

     10.3 Lack of Reliance on Agent.

          (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

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




          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Revolving Notes or the financial or other condition of any Credit Party. The
Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Revolving Notes, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

     10.4 Certain Rights of the Agent. The Agent shall have the right to request instructions from the Lenders at any time. If the Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Lenders or the Required Lenders, as applicable, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders or the Required Lenders, as applicable.

     10.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     10.6 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement, provided that no Lender shall be liable (i) for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct, or (ii) to compensate the Agent for amounts owing by Defaulting Lenders. The agreements contained in this Section 10.6 shall survive any termination of this Credit
Agreement and the other Credit Documents and the payment in full of the obligations.


DSN:54248.4
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     10.7 The Agent in its Individual  Capacity.  With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Revolving Notes issued to it, and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Majority Lenders," "Required Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

     10.8 Holders of Notes. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

     10.9 Successor Agent.

          (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and the Borrower. Such resignation of the Agent shall also operate as a resignation of the Issuing Bank. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld), to appoint a successor Agent which shall also serve as successor Issuing Bank. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to the Borrower, which shall also serve as successor Issuing Bank.

          (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

          (c) In the event of a material breach by the Agent of its duties hereunder, the Agent may be removed by the Majority Lenders (other than the Agent and without giving effect to

DSN:54248.4
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



any Revolving Loans or Commitments made by the Agent) for cause and the provisions of this Section 10.9 shall apply to the appointment of a successor Agent. Such removal of the Agent shall also operate as a removal of the Issuing Bank.

     10.10 Collateral Matters.

          (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Revolving Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Majority Lenders or the Required Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Majority Lenders or the Required Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent and application of such proceeds in accordance with Section 3.5 hereof, if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 8.7 hereof (and the Agent may rely conclusively on any such certificate, without further inquiry) or
(iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders pursuant to
Section 11.10 hereof. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

          (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Majority Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any

DSN:54248.4
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



Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral, unless otherwise agreed to in writing in advance by the Borrower and the Agent. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

          (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this
Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

     10.11 Actions with Respect to Defaults. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders; provided that until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     10.12 Delivery of Information. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Subsidiary, the Majority Lenders, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

ARTICLE 11.   Miscellaneous

     11.1 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT

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OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE  GENERAL JURISDICTION OF
THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 11.5 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

          (e) WAIVES THE RIGHT TO ASSERT ANY  SETOFF,  COUNTERCLAIM  (OTHER THAN
COMPULSORY   COUNTERCLAIMS)   OR  CROSS-CLAIM  IN  RESPECT  OF  SUCH  ACTION  OR
PROCEEDING; AND

          (f) WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

     11.2 JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUING BANK AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

     11.3 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     11.4 Delays: Partial Exercise of Remedies. No delay or omission of the Agent, the Issuing Bank or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver

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of any such Event of Default.  No single or partial  exercise by the Agent,  the
Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

     11.5 Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, the Issuing Bank or any of the Lenders, then to BT Commercial Corporation, One BT Plaza, 130 Liberty Street, New York, NY 10006, Attention: Frank Chiovari, and if to the Borrower, then to Borrower at 380 Middlesex Avenue, Carteret, New Jersey 07008, Attention: Richard Neff, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (212) 669-0090, and if to the Borrower at (732) 541-3730. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

     11.6 Assignability.

          (a) The Borrower shall not have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Agent and the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

          (c) Each Lender may, with the consent of the Agent and the Borrower (such consent not to be unreasonably withheld), but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Revolving Notes; provided that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption Agreement, together with any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $2,500 and (ii) no such assignment shall be for less than $5,000,000 of the Commitments, unless such assignment is to a then-current holder of a Revolving Note. Upon such execution and delivery of the Assignment and Assumption Agreement to the Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 11.8 hereof which will survive) and be released from its obligations under this

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Agreement (and, in the case of an Assignment and Assumption  Agreement  covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Revolving Notes or any other instrument or document furnished pursuant hereto,
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Parties or the performance or observance by the Borrower or any other Credit Parties of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 7.1 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

          (e) The Agent shall  maintain  at its  address  referred to in Section
11.5 hereof a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with the Revolving Note or Revolving Notes subject to such assignment, the Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of
Exhibit I, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower shall

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execute and deliver to the Agent in exchange for the surrendered  Revolving Note or Revolving Notes a new Revolving Note or Revolving Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Revolving Note or Revolving Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Revolving Note or Revolving Notes shall re-evidence the indebtedness outstanding under the old Revolving Note or Revolving Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Revolving Note or Revolving Notes subject to such assignments.

          (g) Each Lender may sell participations (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Revolving Note or Revolving Notes held by it); provided that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Revolving Note for all purposes of this Credit Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit reimbursement obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

          (h) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Revolving Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

     11.7 Confidentiality. Each Lender shall hold all nonpublic information which it has obtained pursuant to this Credit Agreement and which has been identified as such by the Borrower in accordance with such Lender's customary procedures and required procedures for handling confidential information of this nature, but in any event any Lender may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participations therein or as required or requested by any governmental agency or

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representative  thereof or  pursuant to legal  process,  provided  that,  unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of its receipt of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower. Each Lender agrees that it will not provide to prospective assignees, transferees or participants any of the non-public information referred to above unless such Person agrees to be bound by the terms of confidentiality contained in this
Section 11.7.

     11.8 Indemnification. The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated thereby,
(ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, (iv) any actual or proposed use by the Borrower of the proceeds of the Revolving Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by the Borrower or any of the Lenders in connection with compliance by the Borrower or any of the Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower's obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Credit Agreement. In addition, the Borrower shall, upon demand, pay to the Agent and any Lender all costs and expenses, including the reasonable fees and disbursements of counsel and other professionals (it being understood, however, that the Borrower shall be liable for the reasonable fees and disbursements of counsel, and other professionals, paid or incurred by any Lender only after the occurrence and during the continuance of an Event of Default) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the

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Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

      11.9 Entire Agreement: Successors and Assigns. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrower, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrower and the Lenders and their respective successors and permitted assigns.

     11.10 Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Majority Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (ii) except as otherwise expressly provided in this Agreement, reduce the principal of, or interest on, the Revolving Notes or any Letter of Credit reimbursement obligations or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Revolving Notes or any Letter of Credit reimbursement obligations or any fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) except as otherwise expressly provided in this credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, release any Liens in favor of the Lenders on all or such substantially all of the Collateral, or
(vi) amend or waive this Section 11.10, or change the definition of Majority Lenders or Required Lenders and provided, further, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 10. In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I from time to time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

     11.11 Nonliability of Agent and Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.


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     11.12  Independent  Nature of Lenders'  Rights.  The amounts payable at any time hereunder to each Lender under such Lender's Revolving Note or Notes shall be a separate and independent debt.

     11.13 Counterparts. This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     11.14 Effectiveness. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.6 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     11.15 Severability. In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     11.16 Headings Descriptive. The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.17 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrower to the Agent or

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



any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrower, the Agent and the Lenders.

     11.18 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, each Lender and the Issuing Bank shall, upon the occurrence of any Event of Default and whether or not such Lender, the Issuing Bank or such holder has made any demand or the Obligations of any credit Party are matured, have the right to appropriate and apply to the payment of the obligations of such Credit Party all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender, the Issuing Bank or other holder, including without limitation, any and all amounts in any Depositary Account, the BT Account or the Disbursement Accounts. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders and the Issuing Bank as set forth in Section 3.9 hereof."

     11.19 No Novation. It is expressly understood and agreed by and among all of the parties to this Credit Agreement that nothing contained herein is intended to create, nor shall anything contained herein be deemed to create, a novation of the indebtedness outstanding under the Initial Agreement, and the Borrower's continuing obligation for the payment when due, without offset, and performance, of such indebtedness, and all other Obligations arising under or relating to the Initial Agreement, is hereby ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                    BORROWER:

                                    DI GIORGIO CORPORATION


                                    By:   /s/ Robert A. Zorn
                                       ---------------------------------
                                       Title:  Senior Vice President

                                    AGENT:

                                    BT COMMERCIAL CORPORATION,
                                    As Agent


                                    By:   /s/ Frank A. Chiovari
                                       ---------------------------------
                                       Title:  Vice President


DSN:54248.4

                                    ISSUING BANK:

                                    DEUTSCHE BANK AG NEW YORK


                                    By:   /s/ Frank A. Chiovari
                                       ---------------------------------
                                       Title:  Vice President



                     [Signatures Continued on the Next Page]


DSN:54248.4
                                       83

                  [Signatures Continued From the Previous Page]

                                    LENDERS:

                                    BT COMMERCIAL CORPORATION


                                   By:   /s/ Frank A. Chiovari
                                       ---------------------------------
                                       Title:  Vice President


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    formerly known as LaSalle National Bank


                                    By:  /s/ Christopher G. Clifford
                                       ---------------------------------
                                       Title:  Senior Vice President


                                    BANCO POPULAR


                                    By:   /s/ Joseph C. LoMonaco
                                       ---------------------------------
                                       Title:  Vice President


                                    CONGRESS FINANCIAL CORPORATION


                                    By:   /s/ Thomas McGregor
                                       ---------------------------------
                                       Title:  Vice President


                                    PNC BANK


                                    By:   /s/ Michael Richards
                                       ---------------------------------
                                       Title:  Vice President


                                    SUMMIT COMMERCIAL/GIBRALTAR CORP.


                                    By:   /s/ Alan M. Lapidus
                                       ---------------------------------
                                       Title:  Senior Vice President


DSN:54248.4

                                                                         ANNEX I

                         LENDERS AND COMMITMENT AMOUNTS


Name and Address of Lender                           Revolving Credit Commitment

BT Commercial Corporation                                            $24,500,000

Domestic and Eurodollar
Lending Office and Address
for Notices:

130 Liberty Street
New York, New York 10006

Attention:     Frank Chiovari
Telecopy No.:  (212) 669-0835

Congress Financial Corporation                                       $24,250,000

Domestic and Eurodollar
Lending Office and Address
for Notices:

1133 Avenue of the Americas
New York, New York 10036

Attention:     Thomas McGregor
Telecopy No.:  (212) 545-4283

Summit Commercial/Gibraltar Corporation                              $14,900,000

Domestic and Eurodollar
Lending Office and Address
for Notices:

350 Fifth Avenue
New York, New York 10118

Attention:     Peter Hollitscher
Telecopy No.:  (212) 398-6990


DSN:54248.4
                                       85

Banco Popular                                                         $5,000,000

Domestic and Eurodollar
Lending Office and Address
for Notices:

7 West 51st Street - 2nd Floor
New York, New York 10019

Attention:     Joseph Lomonaco
Telecopy No.:  (212) 586-3537

PNC Bank                                                              $9,250,000

Domestic and Eurodollar
Lending Office and Address
for Notices:

Two Tower Center
East Brunswick, New Jersey 08816

Attention:     Michael Richards
Telecopy No.:  (732) 220-3800

LaSalle Bank National Association                                    $12,100,000

Domestic and Eurodollar
Lending Office and Address
for Notices:

120 South LaSalle Street
Chicago, Illinois 60603

Attention:     Chris Clifford
Telecopy No.:  (312) 904-6450



                                                                     ===========
TOTAL COMMITMENTS                                                    $90,000,000


DSN:54248.4
                                       86